File No. 333-______

As filed with the Securities and Exchange Commission on September
12, 2000.



               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-3

                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933



                 ALPHA HOSPITALITY CORPORATION
     (Exact name of registrant as specified in its charter)

Delaware                                               13-3714474
(State or other jurisdiction                     (I.R.S. Employer
of incorporation or organization)          Identification Number)

                      12 East 49th Street
                    New York, New York 10017
                         (212) 750-3500
      (Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

                       ROBERT STEENHUISEN
                    Chief Accounting Officer
                      12 East 49th Street
                    New York, New York 10017
                         (212) 750-3500
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           Copies to:

                    HERBERT F. KOZLOV, ESQ.
               PARKER DURYEE ROSOFF & HAFT, P.C.
                        529 Fifth Avenue
                    New York, New York 10017
                         (212) 599-0500

     Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]


                CALCULATION OF REGISTRATION FEE

                           Proposed    Proposed
Title of                   Maximum      Maximum
Each Class    Amount to    Offering     Aggregate   Amount of
of                be      Price         Offering    Registration
Securities Registered(1)  Per Share(2)  Price(2)      Fee
to be
Registered
Common        3,448,000     $1.3755     $4,742,724   $1,252.08
Stock, par
value $0.01
per share

________________

     (1) Pursuant to Rule 416(a), the Registration Statement also relates to an indeterminate number of additional shares of the Registrant's Common Stock that are issuable upon the conversion of the Registrant's 4% Convertible Notes Due July 31, 2003 (the "Notes") or upon the exercise of 3-year warrants (the "Warrants") contemporaneously issued by Alpha and that are issuable pursuant to anti-dilution provisions contained in the Notes and the Warrants, respectively, which shares of Common Stock are registered hereunder.

     (2) Estimated solely for the purpose of calculating the registration fee, as determined in accordance with Rules 457(c), using the average of the high and low sales prices per share of Alpha's common stock as reported on the NASDAQ SmallCap Market on September 11, 2000.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

            SUBJECT TO COMPLETION, SEPTEMBER 12, 2000

                        3,448,000 Shares
                 ALPHA HOSPITALITY CORPORATION
            Common Stock, par value $0.01 per share
     This prospectus relates to 3,448,000 shares of the common stock, par value $0.01 per share, of Alpha Hospitality Corporation ("Alpha" or "we"). The shares of common stock being offered by the selling stockholder may be acquired by the selling stockholder upon conversion of up to $1,250,000 aggregate principal amount of its 4% Convertible Notes Due July 31, 2003 (the "Notes") held by it or upon the exercise of 3-year warrants (the "Warrants") issued by Alpha in conjunction with the sale of the Notes and held by the selling stockholder. Alpha will not receive any proceeds from the conversion of shares of the Notes into shares of common stock or from the sale of shares of common stock by the selling stockholder. Although Alpha will receive proceeds from the exercise of the Warrants, if they are exercised without the use of the cashless exercise option, it would not receive any proceeds from the subsequent sale of the shares of common stock issued upon the exercise of the Warrants.
                      ----------------------

   These securities involve a high degree of risk.  See "Risk
                            Factors."

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The  shares  of  common stock being offered by  the  selling
stockholder  have  not  been  registered  for  sale   under   the
securities laws of any state or jurisdiction as of the date of this prospectus.

     Alpha's common stock is listed for trading on The NASDAQ SmallCap Market under the symbol "ALHY" and on the Boston Stock Exchange under the symbol "ALH." On September 11, 2000, the closing bid price of Alpha's common stock, as reported by The NASDAQ SmallCap Market, was $1.00 per share.

Alpha's executive offices are located at 12 East 49th Street, New
                      York, New York 10017.
              Its telephone number is 212-750-3500.

       The date of this prospectus is September 12, 2000.

[The following language is located on the left margin of the first page of the preliminary prospectus.]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and Alpha is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
       THIS PROSPECTUS CONTAINS FORWARD LOOKING STATEMENTS

     Some of the statements in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our
industry's   results,   levels  of   activity,   performance   or
achievements  to  be  significantly  different  from  any  future
results,   levels   of  activity,  performance  or   achievements
expressed  or  implied by the forward-looking statements.   These
factors include, among others, those listed under "Risk Factors" and elsewhere in this prospectus. In some cases, you can identify forward-looking statements by the use of the words
"may,"   "will,"   "should,"   "expects,"   "plans,"   "intends,"
"anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of those terms or other comparable terminology.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. We do not assume responsibility for the accuracy and completeness of the forward-looking statements. We do not intend to update any of the forward-looking statements after the date of this prospectus to conform them to actual results.

                       TABLE OF CONTENTS

RISK FACTORS                                                            3
Alpha may not be successful in acquiring or developing the
  business opportunities it is considering                              3
Unless Alpha successfully develops business operations, it may
  not be able to meet its obligations                                   4
Alpha has a history of losses and may never be profitable               4
If Alpha develops new ventures, it may not have the management
  expertise to be successful in them                                    5
Alpha has significant outstanding indebtedness and other
  obligations, which may impair its ability to raise additional
  capital in the future                                                 5

OTHER CONSIDERATIONS                                                    6

USE OF PROCEEDS                                                         9

SELLING STOCKHOLDER                                                     9

PLAN OF DISTRIBUTION                                                   11

LEGAL MATTERS                                                          13

EXPERTS                                                                13

ADDITIONAL INFORMATION ABOUT ALPHA                                     14

DOCUMENTS INCORPORATED BY REFERENCE                                    14

     No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus or incorporated by reference to this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by Alpha. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered by this prospectus in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this prospectus at any time does not imply that the information contained in this prospectus is correct as of any time subsequent to its date.

                          RISK FACTORS

           Before you decide to invest in Alpha's common stock being offered by this prospectus, you should be aware that there are various risks, including those described below. You should carefully consider these risks as well as the more detailed information contained in this prospectus and in the documents incorporated in this prospectus by reference, before making your decision.

Alpha may not be successful in acquiring or developing the business opportunities it is considering.

      Alpha must overcome significant obstacles before it can participate in the prospective gaming opportunities it has been considering in New York, Mississippi and Florida. For example:

       Although  a  settlement  has been  reached  regarding  the prospective rights of Alpha's subsidiary, Alpha Monticello, to share in management fees and service fees from a proposed casino project contemplated to be located in Monticello, New York, there can be no assurance that any casino will be developed or those such rights will otherwise result in any revenues to Alpha or its affiliates. This is due to a number of considerations, including those referred to below. New York Governor George E. Pataki has proposed legislation that, if enacted, could affect the approval process for the construction and operation of casinos on Indian
        lands within New York State.   Although that proposed legislation
        has not made it to the floor of the State legislature, there can be no assurance that it will not do so. It is possible that, if the proposed legislation is presented to the legislature, the legislature, in considering the proposal, could amend the proposed legislation or otherwise adopt legislation that could adversely affect the proposed development of the proposed Monticello project. Additionally, news reports have announced a purported agreement between the St. Regis Mohawk Tribe and Park Place Entertainment concerning management of casino projects in New York State. It is possible that the purported agreement could adversely affect the proposed development of the Monticello project.

       Earlier this year, legislation was proposed in Florida that, if enacted, would have dramatically altered the current state law and would have imposed significant new restrictions or limitations on the "cruise-to-nowhere" industry. Although that bill has been withdrawn from consideration by its sponsor and will not be brought to a vote, there can be no assurance that this or similar legislation will not be resubmitted in the future and, if enacted, would not be detrimental to the industry.

Unless Alpha successfully develops business operations, it will not be able to meet its obligations.

     Alpha currently has no active operating business to generate income. Alpha's management believes it has sufficient cash resources to meet its general and administrative obligations for the next twelve months, provided that its "cruise-to-nowhere" operations in Florida do not result in a drain on Alpha's cash resources. There can be no assurance that those operations will not result in a drain on Alpha's cash resources. Alpha's long-term ability to meet its general and administrative obligations will depend on its ability to do one or more of the following things:

           Achieve profits from the prospective gaming operations in New York, Mississippi or Florida;

            Achieve profits from operations of any other future business opportunities;

           Combine with an entity having sufficient cash flow to meet Alpha's obligations; or

           Obtain additional funds through financing activities.

      As of the date of this prospectus, Alpha has not entered into any arrangement to participate in any business ventures or purchase any assets, property or business, other than as previously disclosed or discussed elsewhere in this prospectus. Alpha cannot give any assurance that it will be able to generate enough funds through any of these activities to meet its general and administrative obligations.

Alpha has a history of losses and may never be profitable.

     Since its inception, Alpha has suffered significant losses from operations. Excluding non-cash compensation adjustments, Alpha had losses from operations of approximately $5,763,000, $7,024,000, and $1,774,000 in the fiscal years ended December 31, 1999, 1998 and 1997, respectively, and approximately $1,155,000 for the six months ended June 30, 2000. The non-cash compensation adjustment, which amounted to approximately $2,786,000 of income for the six months ended June 30, 2000 and approximately $3,251,000 of expense for the fiscal year ended December 31, 1999, relates to deferred compensation payable to Alpha's Chairman and CEO, which compensation that individual has been granted the right to convert into shares of Alpha's common stock at $2.00 per share, the price of Alpha's common stock at the time that right was granted in 1999. As of June 30, 2000, Alpha had an accumulated deficit of approximately $80,566,000. Although Alpha received approximately $3,900,000 in net proceeds from the sale of its Series D Preferred Stock in February 2000 and an additional net proceeds of approximately $1,200,000 from the sale of the Notes and the Warrants, these proceeds were designated for specific projects, including the "cruise to nowhere" in Florida and other gaming-related businesses or operations. To provide investors a positive return in the long-term, Alpha must develop or acquire profitable operations. There can be no assurance that Alpha will be able to develop or acquire profitable operations.

If Alpha develops new ventures, it may not have the management expertise to be successful in them.

      Alpha's affiliates and members of management have significant experience operating casinos, hotels and related hospitality ventures. Management has been concentrating its investigation of potential business acquisitions in these areas, including prospective gaming opportunities in New York, Mississippi and Florida. If Alpha enters into another line of business, Alpha's management may find that it lacks necessary expertise in that business. Therefore, we cannot assure you that, if Alpha develops or acquires new lines of business, it will be profitable in those businesses.

Alpha   has   significant  outstanding  indebtedness  and   other
obligations, which may impair its ability to raise additional capital in the future.

     Alpha's outstanding long-term indebtedness, excluding debt of Alpha's subsidiaries, consists of a note payable to an affiliate, Bryanston Group, Inc. The balance of this note on June 30, 2000 was approximately $1,454,000, inclusive of $46,000 of accrued interest. No default or acceleration has occurred on this loan. Alpha cannot give any assurance that a default will not be declared in the future. Declaration of a default could have an adverse affect on Alpha's financial condition, business and/or operations.

     Alpha's chairman and chief executive, Stanley S. Tollman, has agreed to defer receiving his salary until January 1, 2001. Although the salary accumulates without interest, the total amount owed to Mr. Tollman at September 12, 2000 was approximately $1,726,915. Mr. Tollman has been granted the right, subject to specific conditions, to convert up to $2,000,000 of this accumulated salary into shares of Alpha's common stock, at a price of $2.00 per share, no earlier than January 14, 2001, except in the case of his death or disability. There can be no assurance that Mr. Tollman will continue to defer receiving his salary after January 1, 2001. In the event that, after January 1, 2001, Mr. Tollman should insist upon payment of his deferred salary, the large payment of cash that would be required could have an adverse affect on Alpha's financial condition, business and/or operations.

     If either of these events were to occur, a large cash payment would be required and Alpha's resources would be reduced. With reduced resources, Alpha would likely find it more difficult to fund its operations or develop its proposed operations. Alpha would likely also find it more difficult to raise additional capital.

                      OTHER CONSIDERATIONS

Future sales of shares could potentially dilute your interest in Alpha's common stock.

          As of September 11, 2000, Alpha had 20,207,422 shares of common stock outstanding. Up to an additional 848,000 shares will be issued if holders of Alpha's publicly traded warrants choose to exercise them. Up to 3,323,000 shares of common stock may be issued upon conversion of the Series D Preferred Stock and/or the Notes and up to an additional 200,000 shares of common stock may be issued upon the exercise of the Warrants. One result of having a conversion price based upon the market price of Alpha's common stock is that if the market price of a share of Alpha's common stock is less than $2.40, the number of shares of common stock issuable upon conversion of the Notes increases as the market price of the common stock decreases. If the market price of Alpha's common stock exceeds $2.40, the conversion price of the Notes and the exercise price of the Warrants could be substantially below the market price of the common stock on the date of conversion or exercise, as the case may be.

     Similarly, holders of other securities issued by Alpha and exercisable for, or convertible into, shares of Alpha's common stock may from time to time exercise or convert their securities into common stock. Stanley S. Tollman, Alpha's chairman and chief executive officer, has been granted the right, subject to specific conditions, to convert up to $2,000,000 of deferred salary into Alpha's common stock at $2.00 per share, no earlier than January 14, 2001, except in the case of his death or disability. The number of shares of common stock referred to in this paragraph may be subject to increase to protect against dilution. If holders of these other securities exercise or convert them into shares of common stock or Mr. Tollman converts his deferred salary into shares of common stock, the increased number of shares available in the market would likely result in a lower market price per-share for Alpha's common stock.

The market price of Alpha's common stock can be highly volatile.

          The average daily trading volume of Alpha's common stock has generally been light. The market price has been highly volatile and may not be indicative of the market price in a more liquid market. Therefore, the low volume may have had a significant effect on the historical market price of the stock. The market price of the stock could also be subject to significant fluctuations in response to a number of factors, not all of which may relate directly to Alpha's performance. Some of these factors are: the depth and liquidity of the market for the stock; public announcements by Alpha, its clients and competitors; investors' perception of Alpha; rumors; and general economic and other conditions.

Alpha cannot assure that there will be a public market in the future for its securities.

     Alpha cannot assure that its common stock will continue to be quoted on the NASDAQ SmallCap Market or listed on the Boston Stock Exchange. Even if these quotations or listings continue, Alpha can provide no assurance that there will be a significant public market. Among other requirements for continued listing on the Nasdaq SmallCap Market, a company must have at least $2,000,000 in net tangible assets, and the listed security must have a minimum bid price of $1.00 per share. Our common stock traded below $1.00 per share as recently as December 1998. The Boston Stock Exchange's maintenance criteria require a company to have total assets of at least $1,000,000 and total stockholders' equity of at least $500,000. At June 30,

2000, Alpha  had  total  assets  of  approximately  $10.7  million  and
stockholders'  equity  of approximately  $5.6  million.   In  the
event   Alpha's  common  stock  were  delisted  from  the  Nasdaq
SmallCap Market, trading, if any, would be conducted on the Boston Stock Exchange and in the over-the-counter market on the
NASD's   electronic  bulletin  board.   Should  this  occur,   an
investor could find it more difficult to dispose of or obtain accurate quotations for the price of Alpha's securities.

If Alpha's common stock is de-listed from Nasdaq, it may be considered a "penny stock".

     SEC regulations impose additional requirements on broker-dealers when selling penny stocks to persons other than established customers and accredited investors. In general, an accredited investor is a person with assets in excess of
$1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse. The relevant SEC regulations generally define "penny stocks" to include any non-Nasdaq equity security with a market price (as defined in the regulations) of less than $5 per share. Under the penny stock regulations, a broker-dealer must make a special suitability determination as to the purchaser and must have the purchaser's prior written consent to the transaction. Prior to any transaction in a penny stock covered by these rules, a broker-dealer must deliver a disclosure schedule about the penny stock market prepared by the SEC. Broker-dealers must also make disclosure concerning commissions payable to both the broker-dealer and any registered representative and provide current quotations for the securities. Finally, broker-dealers are required to send monthly statements disclosing recent price information for the penny stock held in an account and information on the limited market in penny stocks.

     If Alpha's common stock were to be classified as a "penny stock," these rules may discourage broker-dealers from effecting transactions in Alpha's common stock or affect their ability to sell Alpha's securities. As a result, purchasers and current holders of Alpha's securities could find it more difficult to sell their securities.

Compliance with government regulations may be costly or disruptive to our proposed operations.

     The prospective gaming operations that Alpha is pursuing are regulated by federal, state and local governmental authorities. We cannot assure you that we will be able to comply with current or future governmental regulations everywhere we may conduct business operations. Alpha may be required to incur substantial costs or interrupt its activities to comply with regulations. Present or future federal, state or local regulations may restrict Alpha's present and possible future activities. If Alpha is unable to comply with these or similar requirements, it could be subject to sanctions. Any sanctions could have a materially adverse effect upon Alpha's business.

Denial or loss of a gaming license would adversely affect
Alpha's operations.

     Generally, the applicable governing body in each state in which a casino operator conducts its business must find suitable or approve the casino operator and many of the key people employed by or associated with the operator. If any person associated with Alpha who is subject to approval or a determination of suitability fails, now or in the future, to be approved for a license or to remain qualified to hold a license, Alpha would have to disassociate itself from that person or Alpha could lose its license. The governing body almost always has broad discretion in granting, renewing and revoking licenses. Any denial, loss or suspension of any license would have a materially adverse effect on Alpha's gaming operations that require a license.

Alpha may compete in a highly competitive industry.

     Alpha's current operations include: the development of potential new gaming operations in New York, Mississippi and Florida; and the acquisition or development of other business operations. The industries in which these operations would be conducted are highly competitive. Many of the potential competitors in these industries have significantly greater financial and other resources than Alpha and more experience in the relevant industry. It is likely that this intense competition may limit the profitability of Alpha's operations or even render them unprofitable.

Alpha's previous gaming operations have been subject to seasonal fluctuations.

      The results of Alpha's former casino operations were seasonal. The seasonal nature of casino operations increased the risk that natural disasters or the loss of the casinos for any other reason during the season of greatest activity would have a material and adverse effect on Alpha's financial condition and results of operations. In the event Alpha should again have operations in the gaming industry, Alpha's business could again be subject to similar fluctuations and risks.

Alpha's success is dependent upon the services of key officers.

     Alpha's success is largely dependent upon the efforts of Stanley S. Tollman, its president and chief executive officer. Alpha does not maintain and does not intend to obtain a key employee life insurance policy on the life of Mr. Tollman.
Although Mr. Tollman is only required to devote approximately 20% of his business time to the operations of Alpha, the loss of his services could have a material and adverse effect on Alpha's business and prospects.

Alpha's liability insurance may be insufficient.

     Alpha maintains and intends to maintain general liability insurance in amounts that management believes will be sufficient to cover casualty risks associated with the operation of its business. These risks include fire, property damage, personal injury, liquor liability, etc. At present, Alpha is a defendant in one proceeding based upon the theory of "liquor liability" for the alleged service of alcohol to a customer. Alpha believes that its exposure in this proceeding is adequately covered by the levels of insurance currently maintained. However, Alpha cannot assure that its existing insurance will be adequate to cover any liabilities.

                       USE OF PROCEEDS

      The shares of common stock being offered hereunder are for the account of the selling stockholder. Accordingly, Alpha will not receive any of the proceeds from the sale of shares of common stock by the selling stockholder. Alpha will also not receive any proceeds upon the conversion of the Notes. Although Alpha would receive proceeds from the exercise of the Warrants (unless the selling shareholder elects to use the cashless exercise option with respect to the exercise of the Warrants), it would not receive any proceeds from the subsequent sale of shares of common issued upon the exercise of the Warrants. See "Selling Stockholder."

                       SELLING STOCKHOLDER
     All of the shares of common stock being offered subject to this prospectus are being offered by the selling stockholder named in the table below. The number of shares in the table represents the maximum aggregate number of shares that may be acquired by the selling stockholder upon conversion of the Notes, the exercise of the Warrants and/or the conversion of Series D Preferred Stock previously issued to the selling shareholder. As described below, the number of shares of common stock that the selling stockholder may actually acquire upon conversion may be less than the maximum. The selling stockholder will determine the actual number of shares of common stock that it will offer to sell, which may depend upon a number of factors, including the market price of the common stock at the time of sale.

      Prior  to  the  offering,  the  selling  stockholder   held
$1,250,000 principal amount of the Notes and Warrants exercisable for up to 125,000 shares of Alpha's common stock, as well as 2,750 shares of Alpha's Series D Preferred Stock issued in February 2000. The maximum aggregate number of shares of common stock issuable upon conversion of the Notes is 3,323,000, all of which are being offered under this prospectus. That maximum number, which includes any shares of common stock issued, at Alpha's option, in payment of interest due on the Notes, shall be reduced by the number of shares of Alpha's common stock issued after July 31, 2000 upon the conversion of, or in payment of dividends on, Alpha's Series D Preferred Stock issued to the selling stockholder. As of the date of this prospectus, none of the Notes has been converted into common stock. The Notes may be converted at a price equal to the lesser of (i) $2.40 and (ii) the average of the two lowest last reported bid prices for the common stock on Nasdaq SmallCap Market during the 30 trading days preceding, but excluding, the date of conversion. The maximum number of 3,323,000 shares of common stock issuable upon conversion of the Notes includes any shares of common stock issued, at Alpha's option, in payment of interest on the Notes.

     The  table  below  contains  information  furnished  by  the
selling  stockholder  concerning  the  beneficial  ownership   of
common stock of the selling stockholder as of the date of this prospectus, which information relates exclusively to the selling stockholder's holding of the Notes and the Warrants, as well as outstanding shares of Alpha's Series D Preferred Stock. We have assumed that the selling stockholder will sell the maximum number of shares of common stock (a) into which the Notes and the Series D Preferred Stock could potentially be converted based upon the conversation terms and limitations applicable to the Notes and the Series D Preferred Stock and (b) for which the Warrants are exercisable, and the table does not reflect the limitations on conversion of the Notes or exercise of the Warrants described in the two paragraphs immediately following the table or any similar limitations on conversion applicable to the Series D Preferred Stock.


                                                      SHARES OF COMMON STOCK
                     SHARES OF COMMON    SHARES OF      OWNED AFTER OFFERING
                      STOCK OWNED      COMMON STOCK         ----------
                      ---------------------------------------------------
                      BEFORE OFFERING     OFFERED        NUMBER    PERCENT
                      --------------      ----------     ----------------
 Societe Generale      3,448,000          3,448,000       0        0%

       The number of shares of common stock issuable upon conversion of the Notes is also limited by restrictions contained in the Notes. The Notes and the Warrants provide that they are convertible or exercisable only to the extent that, upon conversion or exercise, the selling stockholder and its affiliates would beneficially own not more than 4.9% of the outstanding shares of common stock of Alpha. This 4.9% limitation also applies to the selling stockholder's previously acquired shares of Alpha's Series D Preferred Stock, which are convertible into shares of Alpha's common stock, so that a partial conversion of the Note and/or exercise of the Warrants, together with conversion of shares of Alpha's Series D Preferred Stock, cannot accidentally defeat the limit. Additionally, the selling stockholder and its affiliates may only convert or exercise any combination of securities, whether the Notes, the Warrants or shares of the Series D Preferred Stock, if the total number of shares to be received, when combined with all shares received on account of all conversions and exercises during the previous 60 consecutive days, will not exceed 9.9% of Alpha's outstanding shares of common stock, determined as of the beginning of that 60-day period; nor may the selling stockholder, during any period of 61 consecutive days, sell shares of Alpha's common, whether acquired upon conversion of the Notes, exercise of the Warrants or otherwise, in excess of 9.9% of the Alpha's issued and outstanding shares of common stock as of the first day of that 61-day period. This 9.9% limitation is intended to restrict the number of times within and 61-day period that the selling stockholder can convert securities into, or exercise securities for, Alpha's common stock, sell those shares of common stock and then convert additional securities into, or exercise securities for, common stock up to the 4.9% maximum. Alpha may not waive either the 4.9% or the 9.9% limitation referred to above.

      One result of having a conversion price based upon the market price of Alpha's common stock is that if the market price of a share of Alpha's common stock is less than $2.40, the number of shares of common stock issuable upon conversion of the Notes increases as the market price of the common stock decreases. If the market price of Alpha's common stock exceeds $2.40, the conversion price of the Notes could be substantially below the market price of the common stock on the date of conversion.

      To the extent that any of the Notes is converted and the resulting common stock is sold, the market price of the common stock could decrease due to the increased number of shares then being sold in the public market. This, in turn, may lead to there being a proportionately greater number of shares of common stock issuable upon subsequent conversion of any remaining Notes. As a result, other holders of common stock could experience substantial dilution, whether or not the shares of common stock issued upon conversion are sold following conversion. If the maximum number of 3,323,000 shares issuable upon conversion of the Notes, including any shares of common stock issued, at Alpha's option, in payment of interest on the Notes, were to be issued and any Notes remained outstanding, the interest rate on these remaining Notes would be increased to 15% per annum and would become payable in cash.

      The Warrants are exercisable for up to 125,000 shares of Alpha's common stock at an exercise price of $2.40 per share.
The Warrants expire on July 31, 2003.

      The number of shares into which the Notes are convertible and that are issuable upon the exercise of the Warrants, and the maximum number of shares into which the Notes are convertible, and the corresponding conversion and exercise prices are subject to adjustment for stock splits, stock dividends, reclassifications or other similar events or other dilutive events.

       Under an agreement between Alpha and the selling stockholder, Alpha has agreed (i) to file the registration statement of which this prospectus is a part for the purpose of registering the potential resale of the shares issuable upon conversion of the Notes and upon exercise of the Warrants, (ii) to bear all expenses of the registration and sale of such shares (other than any underwriting discounts and conversions) and (iii) to indemnify the selling stockholder against some liabilities.

      The selling stockholder does not have, and within the past three years has not had, any other material relationship with Alpha or any of its predecessors or affiliates other than as the holder of shares of Alpha's Series D Preferred Stock purchased from Alpha in February 2000.

                      PLAN OF DISTRIBUTION

     The selling stockholder may offer and sell from time to time under this prospectus the shares received by the selling stockholder upon conversion of the Notes and/or the exercise of the Warrants. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. To the extent required, we may amend and supplement this prospectus to describe a specific plan of distribution.

      The selling stockholder may sell the shares covered by this prospectus by several possible means. These include, but are not limited to, one or any combination of the types of transactions described in the following list and the paragraphs that follow:


          on the Nasdaq National Market or any other market where our common stock may trade, at the then-prevailing prices and terms or at prices related to the then-current market price or at negotiated prices;

         a block trade in which a broker-dealer will attempt to sell shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         purchases by a broker-dealer as principal and resale by that broker-dealer for its own account under this prospectus;

         an over-the-counter distribution under the rules of the Nasdaq SmallCap Market;

         ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
         in privately negotiated transactions.

      In addition to the list above, the selling stockholder may also enter into hedging transactions with broker-dealers or other financial institutions. In connection with these transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with that selling stockholder. The selling stockholder may also sell our common stock short and redeliver the shares to close out short positions.

      The selling stockholder may enter into option or other transactions with broker-dealers or other financial institutions that require that selling stockholder to deliver the shares offered in this prospectus, and, in turn, the broker-dealer or other financial institution may resell those shares under this prospectus, as supplemented or amended to reflect the applicable transaction.

     The selling stockholder may pledge shares of common stock to a broker-dealer or other financial institution, and, upon a default, that broker-dealer or other financial institution may sell the pledged shares of common stock under this prospectus, as supplemented or amended to reflect the applicable transaction. In addition, any shares of common stock that qualify for sale under Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

      The selling stockholder may sell shares of common stock directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or the purchasers of shares of common stock for whom those broker-dealers may act as agent or to whom they sell as principal or both. This compensation might be in excess of customary commissions. Market makers and block purchasers that purchase the shares of common stock will do so for their own account and at their own risk. It is possible that the selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share that may be below the then-current market price. We cannot make assurances that all or any of the shares of common stock will be issued to, or sold by, the selling stockholder. The selling stockholder and any brokers, dealers or agents, upon effecting the sale of any of the shares of common stock offered by this prospectus, may be deemed "underwriters" as that term is defined under the Securities Act or the Securities Exchange Act, or the rules and regulations these acts.

The selling stockholder may sell all or any part of the shares of common stock through an underwriter. Alpha is not aware of any agreement the selling stockholder may have entered into with a prospective underwriter, and there is no assurance that the selling stockholder will enter into any agreement with a prospective underwriter. If the selling stockholder enters into an agreement or agreements with a prospective underwriter, the relevant details will be set forth in a supplement or revisions to this prospectus.

      To comply with the securities laws of some states, the shares of common stock must be sold in some jurisdictions only through registered or licensed brokers or dealers. Also, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and there has been compliance with that requirement.

      We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Securities Exchange Act may apply to sales of shares of common stock in the market and to the activities of the selling stockholder and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholder, and we informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares of common stock offered under this prospectus.

      At the time a particular offer of shares of common stock is made, if required, a prospectus supplement will be distributed that will set forth the number of shares of common stock being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

      Alpha anticipates that the selling stockholder will offer for sale all of the shares being registered, to the extent that those shares are issued to the selling stockholder upon its conversion of the Notes and/or the exercise of the Warrants. See "Selling Stockholder." Further, because it is possible that a significant number of shares could be sold at the same time under this prospectus, any sales, or the possibility of sales, may depress the market price of the common stock.

      Alpha will bear all costs and expenses of the registration of the selling shareholder's shares under the Securities Act and state securities laws. However, the selling shareholder will bear all underwriting and brokerage commissions and underwriting expenses, if any, attributable to the sale of its shares.

           We have agreed to indemnify the selling stockholder against certain liabilities, including liabilities under the Securities Act of 1933.

                         LEGAL MATTERS

      Certain legal matters in connection with the shares of common stock being offered by this prospectus will be passed upon for Alpha by Parker Duryee Rosoff & Haft, a Professional Corporation, New York, New York. Herbert F. Kozlov, a director of Alpha, is a member of this firm.

                            EXPERTS

      The consolidated financial statements included in Alpha's annual report on Form 10-K for the year ended December 31, 1999, which are incorporated in this prospectus by reference, have been audited by Rothstein, Kass & Company, P.C., independent certified public accountants, as indicated in their report. The consolidated financial statements are incorporated in this prospectus by reference in reliance on the report of Rothstein, Kass & Company, P.C., given on the authority of that firm as experts in accounting and auditing.

<PAGEE>

               ADDITIONAL INFORMATION ABOUT ALPHA

           Alpha files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any of the information on file with the SEC at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Copies of the filed documents can be obtained by mail from the Public Reference Section of the SEC at Room 1024, 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Filed documents are also available to the public at the SEC's website at http://www.sec.gov.

      Alpha has filed with the SEC a registration statement on Form S-3 with respect to the common stock that may be sold under this prospectus. This prospectus does not contain all of the information set forth in that registration statement, certain parts of which are not included in accordance with the rules and regulations of the SEC. Copies of that registration statement can be obtained from the Public Reference Section of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

               DOCUMENTS INCORPORATED BY REFERENCE

      The SEC allows a company to "incorporate by reference" information it files with the SEC, which means that Alpha can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that Alpha files later with the SEC will automatically update and supersede this information. Alpha incorporates by reference the documents listed below and any future filings made with the SEC under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until all of the shares offered under this prospectus are sold.

     (a) Alpha's annual report on Form 10-K for the fiscal year ended December 31, 1999;

     (b) Alpha's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2000;

     (c) Alpha's current report on Form 8-K, as filed with the SEC on February 15, 2000;

     (d) Alpha's current report on Form 8-K, as filed with the SEC on April 28, 2000;

     (e) Alpha's quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2000; and

     (f) Alpha's registration statement on Form S-1, as filed with the SEC on August 8, 1996 (with respect to the description of the common stock).

     Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     You may request, and Alpha will send to you, without charge, copies of documents that are incorporated by reference in this prospectus but that are not delivered to you (other than exhibits to such documents that are not specifically incorporated by reference). You may request these copies by writing or telephoning Alpha at: Alpha Hospitality Corporation, 12 East 49th Street, New York, New York 10017, attention: Thomas W. Aro, telephone number (212) 750-3500.

                            PART II
             INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth Alpha's estimates of the expenses to be incurred by it in connection with the registration and sale of the common stock being offered hereby:

SEC Registration Fee
 ........................................................... $  1,252
Printing registration statement and other documents........     --
Legal fees and
expenses...................................................   15,000*
Accounting fees and
expenses.................................................      2,500*
Miscellaneous
expenses...................................................... 4,000*
Total:                                                       $22,752

*Estimated


Item 15.  Indemnification of Directors and Officers.

The Delaware General Corporation Law permits Delaware corporations to eliminate or limit the personal liability of a director to the corporation for monetary damages arising from certain breaches of fiduciary duties as a director. Alpha's Certificate of Incorporation includes such a provision eliminating the personal liability of directors to Alpha and its stockholders for monetary damages for breach of fiduciary duty as a director except (i) any breach of a director's duty of loyalty to Alpha or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit or (iv) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law. Directors are also not insulated from liability for claims arising under the federal securities laws. The foregoing provisions of Alpha's Certificate of Incorporation may reduce the likelihood of derivative litigation against directors for breaches of their fiduciary duties, even though such an action, if successful, might otherwise have benefited Alpha and its stockholders.

Alpha's Certificate of Incorporation also provides that Alpha shall indemnify its directors, officers and agents to the fullest extent permitted by the Delaware General Corporation Law. Alpha has directors' and officers' liability insurance, and it may also enter into indemnity agreements with its directors and officers for the indemnification of and advancing of expenses to these persons to the fullest extent permitted by law.

Item 16.  Exhibits and Financial Statement Schedules.

Exhibit
Number         Description of Exhibits

  4(a)         Form of Common Stock Certificate of Alpha*
  4(b)         Securities Purchase Agreement, dated July 31,
               2000, between Alpha Hospitality Corporation and Societe
               Generale
  4(c)         Registration Rights Agreement, dated July 31,
               2000, between Alpha Hospitality Corporation and Societe
               Generale
  4(d)         Form of the Notes
  4(e)         Form of the Warrants
  5            Opinion of Parker Duryee Rosoff & Haft, P.C.
  23(a)        Consent of Rothstein, Kass & Company, P.C.
  23(b)        Consent of Parker Duryee Rosoff & Haft, P.C.
               (included in Exhibit 5 hereof)
  24           Power of Attorney (included in the signature page
               of Part II of this Registration Statement)
                     _______________________
*         Incorporated   by   reference;   filed   with   Alpha's
Registration Statement filed on Form SB-2 (File No. 33-64236) with the SEC on June 10, 1993 and as amended on September 30, 1993, October 25, 1993, November 2, 1993 and November 5, 1993.
Such Registration Statement was further amended by Post Effective Amendment on August 20, 1999.

Item 17.  Undertakings.

The undersigned company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of Alpha's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the Registration Statement, shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Alpha pursuant to Item 15 of Part II of the Registration Statement, or otherwise, Alpha has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Alpha of expenses incurred or paid by a director, officer or controlling person of Alpha in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Alpha will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 12, 2000.

ALPHA HOSPITALITY CORPORATION


By: /s/ Stanley S. Tollman
Stanley S. Tollman, Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Steenhuisen and Thomas W. Aro, and each of them acting singly, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and the documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.


       Signature                  Title                Date

 /s/ Stanley S. Tollman   Chairman of the Board      September
   Stanley S. Tollman      and Chief Executive       12, 2000
                            Officer (Principal
                            Executive Officer)

   /s/ Thomas W. Aro         Vice President,         September
     Thomas W. Aro        Secretary and Director     12, 2000


 /s/ Robert Steenhuisen    Principal Accounting      September
   Robert Steenhuisen            Officer             12, 2000


   /s/ Brett Tollman        Vice President and       September
     Brett Tollman               Director            12, 2000


 /s/ Matthew B. Walker           Director            September
   Matthew B. Walker                                 12, 2000


 /s/ Herbert F. Kozlov           Director            September
   Herbert F. Kozlov                                 12, 2000


  /s/ James A. Cutler            Director            September
    James A. Cutler                                  12, 2000

                                                        EXHIBIT 5

           [LETTERHEAD OF PARKER DURYEE ROSOFF & HAFT,
                   A PROFESSIONAL CORPORATION]





September 12, 2000




Alpha Hospitality Corporation
12 East 49th Street
New York, New York 10017

Re: Registration Statement on Form S-3 under the Securities Act of 1933

Ladies and Gentlemen:

In our capacity as counsel to Alpha Hospitality Corporation (the "Company"), a Delaware corporation, we have been asked to render this opinion in connection with a Registration Statement on Form S-3, being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering an aggregate of 3,523,000 shares (the "Shares") of Common Stock, $0.01 par value. The Shares are issuable upon conversion of up to $1,250,000 aggregate principal amount of the Company's 4% Convertible Notes Due July 31, 2003 (the "Notes") or upon the exercise of 3-year warrants (the "Warrants") issued by Alpha in conjunction with the sale of the Notes.

In connection with, and as the basis for, the opinion we render herein, we have examined the Certificate of Incorporation and the By-Laws of the Company, both as amended to date, the form of the Notes and the Warrants, the Registration Statement, corporate proceedings of the Company relating to the issuance of the Notes and the Warrants, and such other instruments and documents as we have deemed relevant under the circumstances.

In  making  the  aforesaid  examinations,  we  have  assumed  the genuineness of all signatures and the conformity to original documents of all copies furnished us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date in connection with the Notes and the Warrants and the proposed issuance of the Shares upon the conversion or exercise of such securities.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when duly issued upon the due, timely and proper conversion of the Notes or the exercise of the Warrants, as the case may be, in accordance with respective terms and conditions of the Notes and the Warrants, will be duly and validly authorized and fully paid and non-assessable.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

Very truly yours,



/s/ PARKER DURYEE ROSOFF & HAFT

                                                    Exhibit 23(a)



Rothstein, Kass & Company, P.C.







                 CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement of Alpha Hospitality Corporation on Form S-3 of our report dated February 10, 2000, which appears in the annual report on Form 10-K of Alpha Hospitality Corporation for the year ended December 31, 1999 and to the reference to our firm under the caption "Experts" in the Prospectus.

/s/Rothstein, Kass & Company, P.C.





ROSELAND, NEW JERSEY
September 12, 2000.

                                                      Exhibit 4(b)














                  SECURITIES PURCHASE AGREEMENT


                             between


                  ALPHA HOSPITALITY CORPORATION


                               and


                        SOCIETE GENERALE

                           dated as of


                          July 31, 2000

                  SECURITIES PURCHASE AGREEMENT

      SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of July 31, 2000, between ALPHA HOSPITALITY CORPORATION, a
Delaware corporation (the "Company"), and Societe Generale, a bank organized under the laws of France (the "Purchaser").

                      W I T N E S S E T H :

     WHEREAS, the Company proposes to issue and sell an aggregate of (x) up to $2,000,000 aggregate principal amount of its 4% Convertible Notes Due July 31, 2003 (the "Notes") which Notes will be convertible into shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), pursuant to the terms set forth in the Notes, the form of which is annexed hereto as Exhibit A, and (y) warrants (the "Warrants") to purchase up to an aggregate of 200,000 shares of Common Stock pursuant to the terms set forth in the Warrants, the form of which is annexed hereto as Exhibit B, on a private placement basis pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and the Purchaser desires to purchase the Notes and the Warrants from the Company on such basis, on the terms and subject to the conditions set forth herein; and

      WHEREAS, the registered holders of the Notes and the Warrants will have registration rights with respect to such shares of Common Stock and/or, if applicable, other securities issuable upon conversion of the Notes or exercise of the Warrants (such shares of Common Stock and/or, if applicable, other securities, the "Conversion Shares") pursuant to the terms of the Registration Rights Agreement, dated as of the date hereof, between the Company and the Purchaser (the "Registration Rights Agreement");

       NOW THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

                            ARTICLE I

                           DEFINITIONS

      SECTION 1.01.  Certain Definitions.  For purposes  of  this
Agreement,   the  following  terms  shall  have   the   following
respective meanings:

      "Affiliate" of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first-mentioned Person. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      "Capital Stock" means, with respect to any Person, any  and
all   shares,  interests,  participations  or  other  equivalents
(however designated) of corporate stock, including each class of common stock and preferred stock, of such Person.

     "Commission" means the United States Securities and Exchange
Commission.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "First Closing" has the meaning set forth in Section 2.02.

       "Governmental Authority" means any federal or state government or political subdivision thereof and any agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Material  Adverse  Effect" has the meaning  set  forth  in
Section 3.01.

      "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

      "SEC Reports" means, collectively, the Company's Annual Report on Form 10-K for the year ended December 31, 1999, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 and the Company's Current Reports on Form 8-K filed on or about February 15, 2000 and March 28, 2000.

     "Second Closing" has the meaning set forth in Section 2.02.

      "Securities Act" means the Securities Act of 1933, as amended.

     "Transaction Documents" means, collectively, this Agreement, the Registration Rights Agreement, the Notes and the Warrants.

      "United States" has the meaning ascribed to such term in Rule 902(p) of Regulation S under the Securities Act.

      "U.S. Person" has the meaning ascribed to such term in Rule
902(o) of Regulation S under the Securities Act.

      "Year 2000 Compliant" means, with respect to a Person's information technology, the information technology is designed to be used prior to, during, and after the calendar Year 2000 A.D., and the information technology used during each such time period will accurately receive, provide and process date/time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including the years 1999 and 2000, and leap year calculations and will not malfunction, cease to function or provide invalid or incorrect results as a result of date/time data, to the extent that other information technology, used in combination with the information technology being acquired, properly exchanges date/time data with it.
                           ARTICLE II

                        SALE AND PURCHASE

      SECTION 2.01. Agreement to Sell and to Purchase; Purchase Price. (A) On the terms and subject to the conditions set forth in this Agreement, at the First Closing the Company hereby agrees to issue and sell to the Purchaser and the Purchaser hereby agrees to purchase from the Company $1,250,000 aggregate principal amount of Notes and Warrants to purchase 125,000 shares of Common Stock at an aggregate purchase price of $1,250,000, payable in immediately available funds (the "First Closing Purchase Price").

     (B) On the terms and subject to the conditions set forth in this Agreement, the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company at the Second Closing, if any, up to an additional $750,000 aggregate principal amount of Notes and additional Warrants to purchase up to 75,000 shares of Common Stock (such additional principal amount of the Notes and additional Warrants, if any, shall be determined as provided in Section 2.02 hereof) at an aggregate purchase price equal to the aggregate principal amount of Notes being issued and sold at the Second Closing, payable in immediately available funds (the "Second Closing Purchase Price").

      SECTION 2.02. Closings. (A) The closing of the initial sale and purchase of the Notes and the Warrants (the "First Closing") shall be deemed to take place concurrently with the execution and delivery of this Agreement by the parties hereto. At the First Closing, the following closing transactions shall take place, each of which shall be deemed to occur simultaneously with the First Closing: (i) the Company shall execute, issue and deliver certificates evidencing the Notes and the Warrants to be issued and sold at the First Closing to the Purchaser in such denominations as the Purchaser shall reasonably request; (ii) the Purchaser shall pay the First Closing Purchase Price by wire transfer to the account designated by the Company in writing prior to the First Closing; (iii) the Company shall pay the expenses set forth in Section 6.02 hereof by wire transfer to the account designated by the Purchaser in writing prior to the First Closing; provided that, if the Purchaser so elects, such expenses may be netted against payment of the First Closing Purchase Price pursuant to clause (ii) above; (iv) the Company and the Purchaser shall execute and deliver the Registration Rights Agreement; (v) the Company shall deliver to the Purchaser a certificate executed by the Secretary of the Company, signing in such capacity, dated the date of the First Closing (a) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby (including, without limitation, the issuance and sale of the Notes and the Warrants and the reservation and issuance of the Conversion Shares upon conversion of the Notes and exercise of the Warrants), which authorization shall be in full force and effect on and as of the date of such certificate, and (b) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed any Transaction Document for or on behalf of the Company; (vi) Parker Duryee Rosoff & Haft, a professional corporation, counsel to the Company, shall deliver to the

Purchaser an opinion, dated the date of the  First
Closing and addressed to the Purchaser, in form and substance acceptable to the Purchaser; and (vii) the Company shall have delivered to the Purchaser documentation executed by Bryanston Group, Inc. ("Bryanston") and the Company in the form attached as Exhibit C hereto.

      (B) The closing of the second sale and purchase of the Notes and Warrants (the "Second Closing"), subject to the waiver or satisfaction of the conditions set forth below, if any, shall take place on the earlier to occur of (i) provided that the closing bid price for the Common Stock shall have been at least $3.00 (subject to adjustment for stock splits, stock dividends, reclassifications and other dilutive events occurring subsequent to the date hereof) for at least twenty consecutive trading days subsequent to July 31, 2000, two business days after written notice by the Company to the Purchaser or the Purchaser to the Company of such party's intent to consummate the Second Closing and (ii) August 31, 2000. The principal amount of Notes and the number of Warrants to be purchased at the Second Closing shall equal (x) in the event the Second Closing occurs pursuant to clause (i) above, an amount resulting in the total aggregate principal amount of Notes issued (pursuant to the First Closing and the Second Closing) being equal to $2,000,000 and an amount resulting in the aggregate number of shares of Common Stock to be issuable upon exercise of the Warrants issued (pursuant to the First Closing and the Second Closing) being equal to 200,000 and
(y)  in  the event the Second Closing occurs pursuant  to  clause
(ii) above, an amount resulting in the aggregate principal amount of Notes (and proportionate amount of Warrants) being equal to the face amount of Series D Preferred Stock of the Company converted into shares of Common Stock by the Purchaser from and including July 31, 2000, to but excluding August 31, 2000 (unless the Company and the Purchaser shall mutually agree to a larger or smaller amount), but in no event shall such issuance result in the total aggregate principal amount of Notes issued (pursuant to the First Closing and the Second Closing) to exceed $2,000,000 and the aggregate number of shares of Common Stock to be issuable upon exercise of the Warrants issued (pursuant to the First Closing and the Second Closing) to exceed 200,000. In the event the conditions to issuance set forth in the paragraph below are not satisfied or waived and the conditions set forth in clause
(x) are not satisfied by August 31, 2000 and no additional shares of Series D Preferred Stock of the Company have been converted by the Purchaser by August 31, 2000, there will be no Second Closing, and neither the Company nor the Purchaser shall have any further obligations to the other with respect to the additional issuance of Notes and Warrants. The terms of the Notes and Warrants issued pursuant to the Second Closing shall be identical (and fully fungible) in all respects with the Notes and Warrants issued pursuant to the First Closing (other than as to the date of issuance).

      The  Second  Closing  shall be  conditioned  upon  (x)  the continuing accuracy of the  representations and warranties of the
Company  in  this  Agreement, as if made as of the  date  of  the
Second Closing (except in circumstances where such representation or  warranty  relates  to a specific date and  allowing  for  the amendment  of  the  definition of  SEC  Reports  to  include  the
Company's  Quarterly Report on Form 10-Q for  the  quarter  ended
June  30,  2000 and any other filing on Form 8-K filed  with  the
Commission after the date of this Agreement and the amendment  of any  schedules  to  this  Agreement to reflect  events  occurring subsequent to July 31, 2000, in each case, however, provided that
(a) the Company provide to the Purchaser in writing a description of  revisions  to  such representations and warranties  resulting from  such  amendments and (b) the Purchaser  in  its
sole, but reasonable, discretion deems such amendments not to constitute material changes to the representations and warranties made in connection with the First Closing), (y) that there shall not have
occurred   and  be  continuing  since  the  First  Closing,   any
development  or event, or prospective development or event  known to  the  Company  or any of its subsidiaries, or any  litigation, proceeding  or  other  action  seeking  an  injunction  or  other restraining  order,  damages or other  relief  from  a  court  or
administrative   agency   of  competent   jurisdiction   pending,
threatened or, to the knowledge of the Company, contemplated,  or any  action of any Governmental Authority, that has had or  could reasonably  be  expected to have a Material  Adverse  Effect  (as defined below) and (z) the closing bid price for the Common Stock on  the business day immediately preceding the date of the Second
Closing shall be at least $2.00 (subject to adjustment for  stock splits,  stock  dividends, reclassifications and  other  dilutive events  occurring subsequent to the date hereof).  At the  Second
Closing,  the  following closing transactions shall  take  place,
each  of which shall be deemed to occur simultaneously with   the
Second  Closing: (i) the Company shall execute, issue and deliver certificates evidencing the Notes and the Warrants to  be  issued and  sold  at  the  Second  Closing  to  the  Purchaser  in  such denominations as the Purchaser shall reasonably request; (ii) the
Purchaser  shall pay the Second Closing Purchase  Price  by  wire transfer  to  the  account designated by the Company  in  writing prior  to  the  Second Closing; (iii) the Company shall  pay  the expenses set forth in Section 6.02 hereof by wire transfer to the account  designated  by the Purchaser in  writing  prior  to  the
Second  Closing; provided that, if the Purchaser so elects,  such expenses  may  be  netted against payment of the  Second  Closing
Purchase  Price pursuant to clause (ii) above; (iv)  the  Company shall  deliver  to the Purchaser a certificate  executed  by  the
Secretary  of  the Company, signing in such capacity,  dated  the date  of  the Second Closing (a) certifying that attached thereto are  true and complete copies of the resolutions duly adopted  by the  Board  of Directors of the Company authorizing the execution and delivery of the Transaction Documents and the consummation of
the   transactions   contemplated  thereby  (including,   without
limitation,  the issuance and sale of the Notes and the  Warrants and  the  reservation and issuance of the Conversion Shares  upon conversion  of  the  Notes and exercise of the  Warrants),  which authorization shall be in full force and effect on and as of  the date  of  such certificate, (b) certifying and attesting  to  the office, incumbency, due authority and specimen signatures of each
Person who executed any Transaction Document for or on behalf  of the  Company; and (c) confirming the matters set forth in clauses
(x)  and  (y)  of  the immediately preceding sentence;  and   (v)
Parker Duryee Rosoff & Haft, a professional corporation, counsel to the Company, shall deliver to the Purchaser an opinion, dated the date of the Second Closing and addressed to the Purchaser, in form and substance acceptable to the Purchaser.


                           ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      As a material inducement to the Purchaser to purchase the Notes and the Warrants, the Company hereby represents and warrants to the Purchaser that on and as of the date hereof in respect of the First Closing and as of the date of the Second Closing in respect of the Second Closing:

       SECTION 3.01. Organization and Standing. Except as disclosed in Schedule 3.01, the Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority, and all authorizations, licenses, permits and certifications necessary for it to own its properties and assets and to carry on its business as it is now being conducted (and as, to the extent described therein, described in the SEC Reports) and proposed to be conducted. The Company and each of its subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of its businesses makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the business, assets, operations, properties, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole, or any material adverse effect on the Company's ability to consummate the transactions contemplated by, and to execute, deliver and perform its obligations under, each of the Transaction Documents (a "Material Adverse Effect").

      SECTION 3.02. Securities of the Company. The authorized Capital Stock of the Company consists of the securities set forth on Schedule 3.02. Except as set forth in the SEC Reports or disclosed in Schedule 3.02 or has been issued to the Purchaser, the Company has no other authorized, issued or outstanding equity securities or securities containing any equity features, or any other securities convertible into, exchangeable for or entitling any person to otherwise acquire any other securities of the Company containing any equity features. All of the outstanding shares of Capital Stock of the Company have been duly and validly authorized and issued, and are fully paid and nonassessable. The Notes and the Warrants and all of the Conversion Shares have been duly and validly authorized. When issued against payment therefor as provided in this Agreement, the Notes and the
Warrants will be validly issued and will constitute valid and enforceable obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effects of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general principles of equity). When issued upon conversion of the Notes and the exercise of the Warrants, the
Conversion Shares will be validly issued, fully paid and nonassessable, free and clear of all preemptive rights, claims, liens, charges, encumbrances and security interests of any nature whatsoever (other than as created by or through the Purchaser). A sufficient number of shares of Common Stock has been duly reserved and will remain available for issuance upon conversion of the Notes and exercise of the Warrants. Except as set forth in the SEC Reports or as set forth in Schedule 3.02, there are no outstanding options, warrants, conversion rights, subscription rights, preemptive rights, rights of first refusal or other rights or agreements of any nature outstanding to subscribe for or to purchase any shares of Capital Stock of the Company or any other securities of the Company of any kind binding on the Company. Neither the issuance of the Notes or the Warrants nor the issuance of the Conversion Shares is subject to any preemptive rights, rights of first refusal or other similar limitation. Except as otherwise required by law or as set forth in Schedule 3.02, there are no restrictions upon the voting or transfer of any shares of the Company's Capital Stock pursuant to the Company's Certificate of Incorporation, by-laws or other documents. Except as provided herein or by the Transaction Documents or as set forth in Schedule 3.02, there are no agreements or other obligations (contingent or otherwise) that may require the Company to repurchase or otherwise acquire any shares of its Capital Stock.

      SECTION 3.03. Authorization; Enforceability. The Company has the corporate power and authority to execute, deliver and perform the terms and provisions of each of the Transaction Documents to be performed by it, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of the Transaction Documents to be performed by it and consummate the transactions contemplated by each of the Transaction Documents to be performed by it. No other corporate proceedings on the part of the Company are necessary, and no consent of the shareholders of the Company is required, for the valid execution and delivery by the Company of the Transaction Documents and the performance and consummation by the Company of the transactions contemplated by each of the Transaction Documents to be performed by the Company. The Company has duly executed each of the Transaction Documents. Assuming the due execution of this Agreement and the Registration Rights Agreement by the Purchaser, this Agreement, the Registration Rights Agreement, the Notes and the Warrants constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with each of its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     SECTION 3.04.  No Violation; Consents.

      (a) The execution, delivery and performance by the Company of the Transaction Documents to be performed by it and the consummation of the transactions contemplated thereby to be performed by the Company do not and will not (i) contravene the applicable provisions of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or Governmental Authority to or by which the Company or any of its subsidiaries or any of its respective property or assets is bound, (ii) violate, result in a breach of or constitute (with due notice or lapse of time or both) a default (which has not been irrevocably waived (except as set forth in Schedule 3.04) or consented to) or give rise to an event of acceleration under any contract, lease, loan or credit agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it or any of its subsidiaries is bound or to which any of its respective properties or assets is subject, nor result in the creation or imposition of any lien, security interest, charge or encumbrance of any kind upon any of the properties, assets or Capital Stock of the Company or any of its subsidiaries, or (iii) violate any provision of the organizational and other governing documents of the Company or any of its subsidiaries. Schedule 3.04 sets forth all violations, breaches and defaults that are referred to in the parenthetical in clause (ii) above that have been irrevocably waived (except as set forth in Schedule 3.04) or consented to.

      (b) No consent, approval, authorization or order of, or filing or registration with, any court or Governmental Authority or other Person is required to be obtained or made by the Company for the execution, delivery and performance of the Transaction Documents to be performed by it or the consummation by the Company of any of the transactions contemplated thereby to be performed by it (other than the registration of the resale of the Conversion Shares with the SEC and pursuant to any state "blue sky" laws as contemplated by the Registration Rights

Agreement and, in the event the Company in its sole discretion determines to issue shares in excess of the Maximum Share Issuance, other than any stockholder approval as may be required by the rules applicable to companies whose common stock is quoted on NASDAQ) except for those consents or authorizations previously obtained and those filings previously made.

      SECTION 3.05. Securities Act Representations. The Company has not offered or sold and will not offer or sell any Notes or Warrants in this offering other than the Notes and Warrant being acquired by the Purchaser. Assuming the accuracy of the Purchaser's representations pursuant to Section 4.02 hereof, the sale of the Notes and the Warrants hereunder is, and the issuance of the Conversion Shares upon conversion of the Notes and exercise of the Warrants will be, exempt from the registration requirements of the Securities Act. Neither the Company, nor any of its Affiliates, or, to its knowledge, any Person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Notes, Warrants or Conversion Shares. Neither the Company, nor any of its Affiliates, nor to its knowledge, any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security other than pursuant to this Agreement, under circumstances that would require registration under the Securities Act of the Notes or Warrants to be issued under this Agreement. The Company is eligible to use Form S-3 under the Securities Act to file the Registration Statement (as defined in the Registration Rights Agreement). The Company has not provided the Purchaser with any material non-public information that, according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to engaging in the transaction contemplated by the Transaction Documents but that has not been so disclosed.

      SECTION 3.06. Solvency; No Default. (a) The Company is, and upon giving effect to the transactions contemplated hereby to be performed by it as of the First Closing or the Second Closing, as applicable, will be, Solvent (as defined below). "Solvent" means that, as of the date of determination, (i) the then fair saleable value of the assets of the Company (on a consolidated basis) exceeds the then total amount (on a consolidated basis) of its debts and other liabilities, (including any guarantees and other contingent, subordinated, unmatured or unliquidated liabilities whether or not reduced to judgment, disputed or undisputed, secured or unsecured), (ii) the Company has sufficient funds and cash flow to pay its liability on its existing debts as they become absolute and matured, (iii) final judgments against the Company in pending or threatened actions for money damages will not be rendered at a time when, or in an amount such that, the Company will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account (a) the maximum reasonable amount of such judgments in any such actions (other than amounts that would be remote), (b) the earliest reasonable time at which such judgments would be rendered and (c) any reasonably expected insurance recovery with respect thereto), and (iv) the Company does not have unreasonably small capital with which to engage in its present business.

       (b) The Company is not, and immediately after the consummation of the transactions contemplated hereby to be performed by the Company will not be, in default (which has not otherwise been irrevocably waived (except as set forth in Schedule 3.04) or consented to) under or in violation (which has not otherwise been irrevocably waived (except as set forth in Schedule

3.04) or consented to) of (whether upon the passage of time, the giving of notice or both) its organizational and other governing documents, or any provision of any security issued by the Company, or of any agreement, instrument or other undertaking to which the Company is a party or by which it or any of its property or assets is bound, or the applicable provisions of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or Governmental Authority to or by which the Company or any of its property or assets is bound, which default or violation, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      SECTION 3.07. No Brokers. No broker, finder, agent or similar intermediary is entitled to any broker's, finder's, placement or similar fee or other commission in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company; provided, however, that the Company has agreed to issue to a third party individual for assisting in facilitating the transactions contemplated hereby warrants exercisable for up to 100,000 shares of Common Stock, which warrants (the "Individual Warrants") shall expire no later than three (3) years after the date of issuance and shall have an exercise price (subject to customary anti-dilution protections) of not less than $2.40 per share.

      SECTION 3.08. SEC Reports; Financial Condition; No Adverse Changes. (a) The audited consolidated financial statements of the Company and the related notes thereto as at December 31, 1999 reported on by Rothstein & Kass, LLP, independent accountants, copies of which have heretofore been furnished to the Purchaser, present fairly the financial condition, results of operations and cash flows of the Company (on a consolidated basis) at such date and for the periods set forth therein. The unaudited consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows at and for the period ended March 31, 2000 (or such more recent period as are included in financial statements contained in the SEC Reports) (such audited and unaudited consolidated financial statements, collectively, the "Financial Statements"), copies of which have heretofore been furnished to the Purchaser and are publicly available, present fairly the financial condition, results of operations and cash flows of the Company (on a consolidated basis) at such date and for the periods set forth therein, subject to normal year-end adjustments with respect to the March 31, 2000 financial statements (or such more recent financial statements as are included in the SEC Reports). The Financial Statements, including the related schedules and notes thereto (if any), have been prepared in accordance with generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board of American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board as in effect on the date of filing of such documents with the Commission, applied on a consistent basis (except for changes concurred in by the Company's independent public accountants) unless otherwise expressly stated therein. Except as disclosed in the SEC Reports, during the period from January 1, 2000 to and including the date hereof, there has been no sale, transfer or other disposition by the Company of any material part of the business, property or securities of the Company and no purchase or other acquisition of any business, property or securities by the Company material in relation to the financial condition of the Company.

      (b) Except as are fully reflected or reserved against in the Financial Statements and the notes thereto, there are no liabilities or obligations with respect to the Company or any of its subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) that, either individually or in the aggregate, after taking into account (a) the maximum reasonable amount of any liability that may arise on account of any litigation or any other contingent liability or obligation (other than amounts that would be remote), (b) the earliest reasonable time at which any such liability or obligation may become due and (c) any reasonably expected insurance recovery with respect thereto, could reasonably be expected to have a Material Adverse Effect.

     (c) Since December 31, 1999, except as set forth in the SEC Reports, there has been no development or event, nor any prospective development or event known to the Company or any of its subsidiaries, or any litigation, proceeding or other action seeking an injunction or other restraining order, damages or other relief from a court or administrative agency of competent jurisdiction pending, threatened or, to the knowledge of the Company, contemplated, or any action of any Governmental Authority, that has had or could reasonably be expected to have a Material Adverse Effect.

     SECTION 3.09. Use of Proceeds; Federal Regulations. No part of the net proceeds from the sale of the Notes and the Warrants will be used in a manner that would violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System. The Company will not use such proceeds other than for or in connection with the acquisition and development of
(a) an off-shore gaming and entertainment enterprise, (b) truck stops in Louisiana and/or (c) other gaming-related business or operation.

      SECTION 3.10. Subsidiaries. As of the date hereof, the Company has no subsidiaries other than those listed on Exhibit 21 of the Company's Annual Report on Form 10-K for the year ended December 31, 1999 or as otherwise disclosed in SEC Reports filed subsequent to December 31, 1999, other than (a) a newly formed subsidiary known as Alpha Casino Management, Inc. and (b) Alpha Florida Entertainment LLC, a recently formed Florida limited liability company.

      SECTION 3.11. Year 2000 Compliance. The Company and its subsidiaries are Year 2000 Compliant. To the knowledge of the Company each of the suppliers, vendors and customers material to the operations of the Company and its subsidiaries is Year 2000 Compliant.

     SECTION 3.12 No Integrated Offering. Neither the Company, nor any of its Affiliates, nor to its knowledge any Person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the offer and sale of the Notes and the Warrants.

      SECTION 3.13 No Litigation. No litigation or claim (including those for unpaid taxes), or environmental proceeding against the Company or any of its subsidiaries is pending, threatened or, to the Company's best knowledge, contemplated
that,   if   determined  adversely,  would  (after  taking
into consideration any reasonably expected insurance recovery with respect thereto), have a Material Adverse Effect on the Company.

      SECTION 3.14. Environmental Matters. The Company and each of its subsidiaries is in compliance in all material respects with all applicable state and federal environmental laws, and no event or condition has occurred that may interfere in any material respect with the compliance by the Company or any of its subsidiaries with any environmental law or that may give rise to any liability under any environmental law that, individually or in the aggregate, would have a Material Adverse Effect.

      SECTION 3.15. Intellectual Property. The Company (and/or its subsidiaries) owns or has licenses to use certain patents, copyrights and trademarks ("intellectual property") associated with its business. The Company and its subsidiaries have all intellectual property rights that are needed to conduct the business of the Company and its subsidiaries as it is now being conducted or as proposed to be conducted as disclosed in the SEC Reports. The Company has no reason to believe that the intellectual property rights that it (and/or its subsidiaries) owns are invalid or unenforceable or that the use of such intellectual property by the Company (and/or its subsidiaries') infringes upon or conflicts with any right of any third party, and neither the Company nor any of its subsidiaries has received notice of any such infringement or conflict. The Company has no knowledge of any infringement of its (and/or its subsidiaries) intellectual property by any third party.

      SECTION 3.16 Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. The Company has no reason to believe that it and its subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

       SECTION 3.17. Disclosure. The representations and warranties of the Company in this Agreement and the statements contained in the SEC Reports and the schedules, certificates and exhibits furnished to the Purchaser by or on behalf of the Company in connection herewith do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements herein or therein not misleading. The SEC Reports contain all material information concerning the Company required to be set forth therein, and no event or circumstance has occurred or exists since December 31, 1999, that would require the Company to disclose such event or circumstance in order to make the statements in the SEC Reports not misleading as of the date of the First Closing or, as applicable, the Second Closing, but that has not been so disclosed. The Company hereby acknowledges that the Purchaser is and will be relying on the SEC Reports and the Company's representations, warranties and covenants contained herein in making an investment decision with respect to the Notes and the Warrants and will be relying thereon (together with future reports filed with the Commission) in connection with any transfer of the Notes, the Warrants and the Conversion Shares or any acquisition of Conversion Shares upon the conversion of the Notes or exercise of the Warrants.

                           ARTICLE IV

   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER

      The Purchaser hereby acknowledges, represents, warrants and covenants to the Company as of the date hereof in connection with the First Closing and as of the date of the Second Closing in connection with the Second Closing as follows:

     SECTION 4.01.  Authorization; Enforceability; No Violations.

      (a) The Purchaser is a bank, duly organized, validly existing and in good standing under the laws of France and has all requisite corporate power and authority to execute, deliver and perform the terms and provisions of this Agreement and the Registration Rights Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby to be performed by it.

       (b) The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby to be performed by it do not and will not violate any provision of (i) the Purchaser's organizational documents or (ii) any law, statute, rule, regulation, order, writ, injunction, judgment or decree to which the Purchaser is subject. The Purchaser has duly executed and delivered this Agreement and has executed and delivered, or concurrently herewith is executing and delivering, the Registration Rights Agreement. Assuming the due execution hereof and thereof by the Company, each of this Agreement and the Registration Rights Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     SECTION 4.02.  Securities Act Representations; Legends.

      (a) The Purchaser understands that: (i) the offering and sale of the Notes and the Warrants to be issued and sold hereunder is intended to be exempt from the registration requirements of the Securities Act; (ii) neither the Notes, the Warrants nor the Conversion Shares have been registered under the Securities Act or any other applicable securities laws and such securities may be resold only if registered under the Securities Act and any other applicable securities laws or if an exemption from such registration requirements is available; and (iii) the Company is required to register any resale of the Notes, the Warrants or the Conversion Shares under the Securities Act and any other applicable securities laws only to the extent provided in the Registration Rights Agreement.

      (b) The Notes and the Warrants to be acquired by the Purchaser pursuant to this Agreement are being acquired for its own account, for investment purposes, and not with a view to, or for sale in connection with, any distribution thereof (other than the resale of Conversion Shares pursuant to an effective registration statement as contemplated by the Registration Rights Agreement) or of Conversion Shares issuable upon conversion of the Notes or the exercise of the Warrants in violation of the Securities Act or any other securities laws that may be applicable.

      (c) The Purchaser is not an affiliate (as such term is defined in the Securities Act) of the Company.

     (d) The Purchaser is not a U.S. Person and, at the time the buy order for the Notes and the Warrants being purchased hereunder was originated, the Purchaser was outside of the United
States.

       (e) The Purchaser (i) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Notes and the Warrants and is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Notes and the Warrants; (ii) believes that its investment in the Notes and the Warrants is suitable for it based upon its objectives and financial needs, and the Purchaser has adequate means for providing for its current financial needs and business contingencies and has no present need for liquidity of investment with respect to the Notes and the Warrants; (iii) has no present plan, intention or understanding and has made no arrangement to sell the Notes, the Warrants or the Conversion Shares at any predetermined time or for any predetermined price; (iv) has not purchased, sold or entered into any put option, short position or similar arrangement with respect to the Common Stock, and will not, for so long as it owns any Notes, Warrants or Conversion Shares, purchase, sell or enter into any such put option, short position or similar arrangement in any manner that violates the provisions of the Securities Act or the Exchange Act.

      (f) No oral or written statements or representations have been made to the Purchaser by or on behalf of the Company in connection with the offering and sale of the Notes and the Warrants hereunder other than those set forth in the SEC Reports, or as set forth herein or in the other Transaction Documents, and the Purchaser is not subscribing for the Notes and the Warrants as a result of, or in response to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting.

      (g) The Purchaser acknowledges that the Securities Act restricts the transferability of securities, such as the Notes, the Warrants and the Conversion Shares, issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereunder, and that, subject to Section 5.02 hereof, the certificates representing the Notes, the Warrants and the Conversion Shares will bear a legend in substantially the following form, by which the Purchaser and each subsequent holder of such securities will be bound:

THE  SECURITIES REPRESENTED BY THIS CERTIFICATE (AND, AS  OF  THE
DATE  OF ORIGINAL ISSUANCE OF THE SECURITIES REPRESENTED BY  THIS
CERTIFICATE,

ANY UNDERLYING SECURITIES) HAVE NOT BEEN  REGISTERED
UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR ANY SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (A) TO ALPHA HOSPITALITY CORPORATION (THE "COMPANY") OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THE HOLDER OF THIS CERTIFICATE AGREES THAT IT WILL GIVE TO EACH
PERSON  TO  WHOM  THIS  SECURITY  OR  ANY  SECURITY  ISSUED  UPON
CONVERSION HEREOF IS TRANSFERRED (UNLESS SUCH SECURITY IS TRANSFERRED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY PROPOSED TRANSFER PURSUANT TO CLAUSES (B), (C) OR (D) ABOVE, THE COMPANY MAY REQUIRE THAT THE TRANSFEROR FURNISH IT WITH AN OPINION OF COUNSEL CONFIRMING THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE RESPECTIVE MEANINGS ASSIGNED TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

      (h) The Purchaser acknowledges that as the Common Stock is currently quoted on a U.S. automated interdealer quotation system, Rule 144A under the Securities Act may not be available with respect to resales of the Notes, the Warrants or the Conversion Shares.

      SECTION 4.03. No Brokers. No broker, finder, agent or similar intermediary is entitled to any broker's, finder's, placement or similar fee or other commission in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Purchaser.

      SECTION  4.04.   No Influence on Business.   The  Purchaser
(whether in its capacity as holder of the Notes, the Warrants and/or the Conversion Shares or otherwise) covenants and agrees with the Company that it will not: (a) in any manner exercise or attempt to exercise a controlling influence over the management or policies of the Company or attempt to influence the business activities or decisions or the Company; (b) propose a director or slate of directors to serve on the board of directors of the Company; (c) have or seek to have a representative of the Purchaser be appointed to serve as a director of the Company or participate as an observer at meetings of the board of directors
(or committees thereof) or have or seek to have any employee or representative of the Purchaser serve as an officer, agent or employee of the Company; (d) attempt to influence the dividend policies or practices of the Company; (e) solicit or participate in soliciting proxies with respect to any matter presented to the shareholders of the Company; (f) dispose or threaten to dispose of the Notes, the Warrants or the Conversion Shares to any third party in any manner as a condition to specific action or non-action by the Company; or (g) enter into any joint venture, enterprise or undertaking of any kind with the Company.

      SECTION 4.05. Limitations on Resales. The Purchaser covenants and agrees that it (together with its Affiliates) will not transfer the Notes or the Warrants to any Person (together with such Person's Affiliates), other than the Company or Affiliates of the Purchaser, in a transaction or series of transactions, in an aggregate amount in excess of such amount as would be convertible or exercisable at the date of transfer into in excess of 2% of the issued and outstanding shares of Common Stock of the Company (based upon, in the case of the Notes, the applicable Conversion Price (as defined in the Notes) and number of shares of Common Stock of the Company issued and outstanding on the applicable date of transfer and without giving effect to any limitations on conversion or exercise set forth in the Notes and the Warrants). The Purchaser further covenants and agrees that it will not knowingly transfer to any Person (together with such Person's Affiliates), other than the Company or Affiliates of the Purchaser, in a transaction or series of transactions, Conversion Shares in an aggregate amount in excess of 2% of the issued and outstanding shares of Common Stock of the Company (based upon the number of shares of Common Stock of the Company issued and outstanding on the applicable date of transfer); in furtherance thereof, the Purchaser covenants and agrees that it shall not during any five (5) consecutive trading days transfer Conversion Shares in secondary market transactions in which the identity of the acquiror is not known to the Purchaser in an amount in excess of 2% of the issued and outstanding shares of Common Stock of the Company (based upon the number of shares of Common Stock of the Company issued and outstanding on the applicable date of transfer). The Purchaser covenants and agrees that the foregoing transfers to third parties shall be made in bona fide, arms-length transactions and that upon any such transfer, it will not retain the power to control the disposition of the securities transferred or, in the case of Conversion Shares, to direct the voting with respect thereto.

                            ARTICLE V

                    COVENANTS OF THE COMPANY

     SECTION 5.01.  Exemption from Registration; Limitation on
Issuance of Securities.

      (a) The Company will not make any offer to sell, solicit any offer to buy, agree to sell or sell any security or right to acquire any security, except at such time and in such manner so as not to cause the loss of any of the exemptions for the offer and sale of the Notes or exercise of the Warrants hereunder and for the issuance of the Conversion Shares upon conversion of the Notes or exercise of the Warrants from the registration requirements under the Securities Act or under the securities or "blue sky" laws of any jurisdiction in which such offer, sale or issuance is made. Without limiting the generality of the foregoing, the Company will not make any offer to sell, solicit any offer to buy, agree to sell or sell any securities similar in tenor to the Notes and the Warrants or right to acquire any securities similar in tenor to the Notes and the Warrants during the period commencing on the date of the First Closing and ending thirty (30) days after the date of effectiveness of the Registration Statement (preferred stock issued in accordance with subsection (b) below and which is otherwise in compliance with the first sentence of this subsection (a) shall not be deemed to be similar in tenor to the Notes and the Warrants).

     (b) In addition to the foregoing limitation on the issuance of securities, for a period commencing on the date of the First Closing and ending thirty (30) days after the date of effectiveness of the Registration Statement, (i) the Company shall not issue any securities convertible into shares of Common Stock unless the conversion price provided therefor represents a premium of at least 20% to the market price of the Company's Common Stock on the date of issuance of such convertible security; provided, however, that (A) the Company may issue up to $3,000,000 aggregate face amount of Parallel Preferred Stock (as defined in the Certificate of Designations Setting Forth the Preferences, Rights and Limitations of Series D Preferred Stock of Alpha Hospitality Corporation (the "Certificate of Designations") and any amount of Senior Preferred Stock (as defined in the Certificate of Designations), which Parallel
Preferred Stock and Senior Preferred Stock may provide for a conversion price at less than a 20% premium to the market price of the Company's Common Stock on the date of issuance of such respective Parallel Preferred Stock and Senior Preferred Stock and (B) the Company may issue up to $1,750,000 aggregate stated amount of preferred stock in partial consideration for the acquisition of the business and assets of up to two truck stop operations located in Louisiana, which preferred stock may provide for a conversion price at less than a 20% premium to the market price of the Company's Common Stock on the date of issuance of such preferred stock, (ii) the Company shall not issue (except upon the exercise, exchange or conversion of any security issued hereunder or prior to the date of the First Closing exercisable or exchangeable for, or convertible into, any shares of Common Stock or the exercise of stock options granted under any of the Company's stock option plans in effect as of the date of this Agreement) any shares of Common Stock at a discount of more than (x) 5% in the case of a transaction under the Securities Act and (y) 25% in the case of a private placement, from the closing bid price of the Common Stock on the trading day immediately preceding date of issuance and (iii) neither the Company nor any affiliate shall incur any indebtedness for borrowed money or grant any security interest or lien in or on any of its assets; provided, however, that (A) the Company or any affiliate may incur indebtedness for borrowed money to acquire assets (including pursuant to any equipment, machinery or other leasing transaction or purchase money mortgage), provided that such indebtedness is non-recourse to the Company and such indebtedness may be secured by, and only by, such acquired assets (provided that, in addition to the foregoing, Casino Ventures LLC may incur indebtedness (in an aggregate principal amount not to exceed $4,000,000) for borrowed money and may pledge or lien any of its assets as long as such indebtedness is non-recourse to the Company), (B) the Company may guarantee up to $3,000,000 principal amount (plus accrued and unpaid interest) of indebtedness assumed by one or more affiliates in connection with the acquisition of the business and assets of up to two truck stop operations located in Louisiana and the affiliate(s) of the Company making such acquisition may grant a lien or security interest in its or their assets to secure any financing related to such acquisition (provided such financing is not, except with respect to the aforesaid $3,000,000 principal amount (plus accrued and unpaid interest) recourse to the Company), (C) the Company or any affiliate of the Company may incur indebtedness for borrowed money and may pledge or lien any of its assets in connection with the financing of the development of the Company's or any affiliate's interest in the proposed casino and related projects and operations to be located in the Monticello, New York region. Notwithstanding the foregoing, the Company shall not be restricted at any time from (i) issuing warrants or options exercisable for shares of Common Stock (pursuant to an employee stock option plan or other similar compensation plan in effect on the date of this Agreement or subsequently adopted by the shareholders of the Company, (ii) issuing Common Stock to Stanley Tollman in satisfaction of accrued compensation pursuant to the terms disclosed in the SEC Reports, (iii) issuing shares of Common Stock upon the exercise of any stock options granted under or pursuant to an employee stock option plan or other similar compensation plan in effect as of the date or this Agreement,
(iv) issuing shares of common stock in lieu of cash dividends on any shares of preferred stock of the Company or (v) issuing the Individual Warrants or shares of Common Stock upon exercise of the Individual Warrants.

      SECTION 5.02 Transfer Restrictions; Delivery of Conversion Shares. (a) The Purchaser acknowledges that any proposed offer, sale, pledge or other transfer of Notes, Warrants or Conversion Shares prior to the date that is two (2) years from the date as of which such securities were purchased hereunder (or such other date as may be required pursuant to Rule 144 under the Securities Act (or similar successor provision) as in effect from time to time), in the absence of registration under the Securities Act, is limited. Accordingly, prior to such passage of time or such registration, the Notes, the Warrants or the Conversion Shares may be offered, sold, pledged or otherwise transferred only to
(i) the Company, (ii) in an offshore transaction in accordance with Rule 904 under the Securities Act, (iii) pursuant to any other exemption from registration provided by the Securities Act,
(iv) pursuant to Rule 144 under the Securities Act or (v) pursuant to an effective registration statement under the Securities Act; in the case of any transfer pursuant to clause
(ii), (iii) or (iv), the Company shall be entitled to receive an opinion of Purchaser's counsel, in form and substance reasonably satisfactory to the Company, to the effect that registration is not required in connection with such disposition. Any Notes or Warrants sold to the Company may not be reissued or resold.

      (b) The Company agrees to issue certificates representing the Notes, Warrants or Conversion Shares without the legend referenced in Section 4.02(a) above at such time as (i) the holder thereof is permitted to dispose of such Notes, Warrants or Conversion Shares pursuant to Rule 144 (k) under the Securities Act (to the extent applicable), (ii) such Notes, Warrants or Conversion Shares are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company) are able to dispose of such securities publicly without registration under the Act and such legend is no longer required to be included on the certificates representing the Notes, Warrants or Conversion Shares or (iii) such Notes, Warrants or Conversion Shares are sold pursuant to an effective registration statement under the Securities Act.

     (c) In the alternative to physical delivery of certificates for Conversion Shares, if delivery of the Conversion Shares pursuant to any conversion thereunder may be effectuated by electronic book-entry through The Depositary Trust Company ("DTC"), delivery of Conversion Shares pursuant to such conversion shall, if requested by the Purchaser (or holder of Conversion Shares), settle by book-entry transfer through DTC by the third trading day following the Date of

Conversion  (as
defined in the Notes) or the date of exercise of the Warrants pursuant to the terms thereof, as appropriate. The parties agree to coordinate with DTC to accomplish this objective.

      SECTION 5.03. Rules 144; Current Information. For so long as any Notes, Warrants or Conversion Shares are outstanding, the Company will (i) cause its Common Stock to continue to be registered under Section 12 of the Exchange Act, file all reports required to be filed by it under the Securities Act and the Exchange Act and will take such further actions as the Purchaser may reasonably request, all to the extent required from time to time to enable the Purchaser to sell Notes, Warrants and Conversion Shares without registration under the Securities Act pursuant to the safe harbors and exemptions provided by Rule 144 under the Securities Act (to the extent applicable), as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission, and (ii) furnish the Purchaser with all reports, proxy statements and registration statements that the Company files with the Commission or distributes to its securityholders pursuant to the Securities Act and the Exchange Act at the times of such filings and distributions (unless such documents are available electronically from the Commission or elsewhere without charge and within a period reasonably contemporaneous with the filing thereof with the Commission, in which case such documents need not be provided to the Purchaser). Upon the request of the Purchaser, the Company will deliver to the Purchaser a written statement as to whether it has complied with the foregoing requirements.

     SECTION 5.04. Reservation of Conversion Shares. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, sufficient shares of Common Stock to provide for the issuance of the Conversion Shares in an amount equal to the balance of the Maximum Share Issuance (as defined in the Notes) not then yet issued plus the number of shares issuable upon exercise of the outstanding Warrants.

     SECTION 5.05. Stock Listing. The Company shall endeavor to have the Conversion Shares in an amount equal to the Maximum Share Issuance plus the number of shares issuable upon exercise of the outstanding Warrants approved for quotation or listing, prior to issuance, upon the Approved Market (as defined in the Notes) upon which the Common Stock is listed or traded at the time of issuance of such Conversion Shares.

                           ARTICLE VI

                          MISCELLANEOUS

      SECTION 6.01. Press Releases and Disclosure. No party hereto shall issue any press release or make any other public disclosure related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or public disclosure is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is satisfactory to all parties.

      SECTION 6.02. Expenses. Except as otherwise expressly provided for herein, the Company will pay all of its and all of the Purchaser's expenses (including reasonable attorneys' fees and expenses) in connection with the negotiation of the Transaction Documents and the performance of due diligence by the Purchaser in connection with the First Closing (whether the transactions contemplated hereby are consummated or not) subject to a maximum of $25,000 and all shall pay additional expenses (including reasonable attorneys' fees) incurred in connection with the Second Closing subject to a maximum of $7,500. Such expenses of the Purchaser shall be payable at the date of the applicable Closing and may be netted against the purchase price otherwise then payable by the Purchaser. In addition to the foregoing, as provided in the Registration Rights Agreement, the Company will also pay all of its and all of the Purchaser's expenses (including reasonable attorneys' fees and expenses) in connection with the review of the Registration Statement contemplated by the Registration Rights Agreement, the conduct of due diligence in connection therewith (including the review of opinions of counsel and comfort letters), and all matters related thereto; the Company agrees to promptly pay such expenses, as incurred by the Purchaser, subject to a maximum of $7,500.

      SECTION 6.03. Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or that are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice: (i) if to the Company, to: Alpha Hospitality Corporation, 12 East 49th Street, New York, New York 10017, Attention: Thomas Aro, Secretary, Facsimile No.: (212) 750-5171, with copies (which shall not constitute notice) to: Parker Duryee Rosoff & Haft, 529 Fifth Avenue, New York, New York 10017,
Attention:  Herbert Kozlov, Esq., Facsimile No.: (212)  972-9487;
and   (ii)   if  to  the  Purchaser:  c/o  SG  Cowen   Securities
Corporation, 1221 Avenue of the Americas, New York, New York 10020, Attention: Guillaume Pollet, Facsimile No.: (212) 278-5467, with copies (which shall not constitute notice) to: Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York 10022, Attention: J. Eric Maki, Esq., Facsimile No. (212) 755-
7306.   Notice  shall be deemed given on the date of  service  or
transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the next business day following delivery of such notice to a reputable air courier service.

      SECTION  6.04. Purchaser Agreements Relating  to  Series  D
Preferred Stock.

      (A) The Purchaser hereby agrees that the issuance of the Notes and the Warrants and the shares of Common Stock issuable upon exercise or conversion thereof (as well as the Individual Warrants and shares of Common Stock issuable upon the exercise thereof) pursuant to this Agreement (x) shall be deemed not to violate any covenants of the Company contained in the Securities Purchase Agreement, dated as of February 8, 2000, between the Purchaser and the Company pursuant to which the Company's Series D Preferred Stock was issued by the Company to the Purchaser or any provisions of the Certificate of Designations and (y) shall not result in any adjustment to the terms of such Series D
Preferred Stock, including, without limitation, an adjustment to the conversion prices applicable thereto, and the Purchaser hereby waives any rights that it would otherwise have with respect to the foregoing.

      (B) The Purchaser and the Company hereby agree that in no event shall the Purchaser be entitled to receive in the aggregate upon conversion of the Notes and the Series D Preferred Stock of the Company, shares of Common Stock in excess of the Maximum Share Amount (as defined in the Notes), notwithstanding that the Company may not have otherwise issued shares of Common Stock upon conversion of the Series D Preferred Stock equal to the Maximum Share Amount (as defined in the Certificate Designations), and that to effect the foregoing, the number of shares of Common Stock constituting the Maximum Share Amount (as defined in the Certificate of Designations) shall be accordingly adjusted. The Purchaser agrees that it shall not transfer its shares of the Company's Series D Preferred Stock to any third party unless the transferee agrees in writing to the foregoing and that no further transfer shall be allowed unless such future transferee similarly agrees in writing to the foregoing.

      SECTION 6.05. Entire Agreement. This Agreement (together with the other Transaction Documents and all other documents delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

      SECTION 6.06. Amendment and Waiver. This Agreement may not be amended, modified, supplemented, restated or waived except by a writing executed by the party against which such amendment, modification or waiver is sought to been enforced. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

      SECTION 6.07. Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by either the Company, on the one hand, or the Purchaser, on the other hand, without the prior written consent of the other party hereto; provided that the Purchaser may assign or delegate its rights, duties and obligations hereunder to any Affiliate of the Purchaser. Except as provided in the preceding sentence, any purported assignment or delegation of rights, duties or obligations hereunder made without the prior written consent of the other party hereto shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any Persons other than as set forth above.

     SECTION 6.08. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

     SECTION 6.09. Further Assurances. Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement.

      SECTION 6.10. Titles and Headings. Titles, captions and headings of the sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

      SECTION 6.11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, INTERPRETED UNDER, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

     SECTION 6.12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, all of which taken together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

     ALPHA HOSPITALITY CORPORATION


     By:   /s/

     Name:  Thomas W. Aro
     Title:  Executive Vice President

     SOCIETE GENERALE


     By:   /s/

     Name: Guillaume Pollet
     Title: Authorized Signatory

Schedule 3.01

                          Subsidiaries


Casino Ventures, LLC, which may be deemed a subsidiary of the Company, is a Mississippi limited liability company.

Alpha Florida Entertainment LLC, which may be deemed a subsidiary of the Company, is a Florida limited liability company.

Schedule 3.02


        Capital Stock of the Company as of July 31, 2000

                     Class               Shares Authorized
                                         Shares Issued and
                                         Outstanding
Common Stock        75,000,000               20,207,422

Series A Preferred  5,000,000*                  -0-

Series B Preferred                           821,496
(conversion ratio-8:1)

Series C Preferred
(conversion ratio-24:1)                         135,162

Series D Preferred  4,000                       2,750



Outstanding Options, etc. to purchase shares of Capital Stock of the Company as of July 31, 2000

847,579 warrants (issued as part of the Company's IPO); an additional 3,747,750 shares of common stock are issuable upon the exercise of outstanding options, warrants and similar rights (including, without limitation, the right granted to Stanley Tollman to convert up to $2,000,000 of deferred compensation into shares of Common Stock at $2.00 per share); 6,571,968 and 3,243,888 shares of Common Stock issuable upon conversion of the Series B Preferred Stock and Series C Preferred Stock, respectively.




*5,000,000 shares of "blank check" preferred authorized, without designation as to series.

Restrictions on voting or transfer of shares of the Company's capital stock

                              None.

                          Schedule 3.04

      Violations, Breaches, Defaults for which irrevocable waivers or consents have been received


None.

                                                     Exhibit 4(c)


                  REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of July 31, 2000, is entered into between Alpha Hospitality Corporation, a Delaware corporation (the "Company"), and Societe Generale, a bank organized under the laws of France (the "Purchaser").

     WHEREAS,  the  Company and the Purchaser have  entered  into that certain Securities Purchase Agreement (the "Subscription Agreement"), dated as of the date hereof, pursuant to which the Company has agreed to issue and sell to the Purchaser (i) up to $2,000,000 aggregate principal amount of its 4% Convertible Notes Due July 31, 2003 (the "Notes"), which Notes, together with, in certain circumstances, accrued interest thereon, are convertible into such number of shares (the "Shares") of Common Stock, $.01 par value per share (the "Common Stock"), of the Company as are specified in the Notes and (ii) warrants (the "Warrants") to purchase up to 200,000 shares of Common Stock (the "Warrant Shares"); and

     WHEREAS, pursuant to the terms of, and in partial consideration for, the Purchaser's agreement to enter into the Subscription Agreement, the Company has agreed to provide the Purchaser with certain registration rights with respect to the Conversion Shares (as defined below);

     NOW, THEREFORE, in consideration of the foregoing premises, the representations, warranties, covenants and agreements contained herein and in the Subscription Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

                            ARTICLE I
                           DEFINITIONS

     SECTION 1.1. Definitions. Capitalized terms used herein and defined in the Subscription Agreement shall have the same respective meanings herein as are ascribed to them therein. In addition, the following terms shall have the meanings ascribed to them below:

     "Purchaser" shall mean the Purchaser referenced in the preamble, and, unless the context otherwise requires, shall include the Purchaser for so long as it owns any Registrable
Securities and any assignee or transferee of the Notes, the Warrants or the Registrable Securities to which the registration rights conferred by this Agreement have been transferred in compliance with this Agreement and that is the registered holder of the Notes, the Warrants or the Registrable Securities, as the case may be.

     "Registrable Securities" means all of the Shares, the Warrant Shares and any other securities of the Company that are issued or issuable upon conversion of the Notes or the exercise of the Warrants (together, the "Conversion Shares") until (i) a registration statement under the

Securities  Act  covering  the
offer and sale of the Conversion Shares has been declared effective by the Commission and the Conversion Shares have been disposed of pursuant to such effective registration statement,
(ii) the Conversion Shares are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (iii) such Conversion Shares have been otherwise transferred and the Company has delivered a new certificate or other evidence of ownership for the Conversion Shares not bearing a restrictive legend or (iv) such time as, in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Purchaser, such Conversion Shares may be sold without any time, volume or manner limitation pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

     "Registration  Statement" means the  registration  statement
filed  by  the  Company  pursuant  to  Section  2.1(a)  and   any
additional registration statement filed by the Company pursuant to Section 2.1(b).

     "Underwriter" means a securities dealer that purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer=s market-making activities.

                           ARTICLE II
                       REGISTRATION RIGHTS

     SECTION 2.1. Registration Requirements. The Company shall use its best efforts to effect the registration of the
Registrable Securities (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the sale or distribution of all the Registrable Securities in the manner (including manner of sale) and in all states reasonably requested by the Purchaser. Such best efforts by the Company shall include the following:

     (a) The Company will as expeditiously as possible, and in no event later than the later to occur of (i) August 31, 2000 and
(ii) five business days subsequent to the Second Closing (as defined in the Securities Purchase Agreement), if any (the
AFiling Deadline@), prepare and file with the Commission a registration statement (the "Registration Statement") on Form S-3 (if use of such form is then available to the Company pursuant to the rules of the Commission and, if not, on such other form
promulgated  by  the  Commission  for  which  the  Company   then
qualifies and that counsel for the Company shall deem appropriate and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and in accordance with the intended method of distribution of such Registrable Securities), and use its commercially reasonable efforts to cause such filed Registration Statement to become effective by the Effectiveness
Deadline.    The   "Effectiveness  Deadline"   shall   mean,   as
applicable, (i) in the event such Registration Statement is not subject to review by the Commission, five (5) business days after the date that the Company is first advised by the Commission, whether orally or in writing, that such Registration Statement will not be subject to review by the Commission and (ii) in the event such Registration Statement shall be subject to review by the Commission, ninety (90) days from the date of this Agreement; provided that such date shall be extended for  such  reasonable
additional number of days (not to exceed ninety (90) days) that the Company (i) delays the timely filing of a report previously filed under the Exchange Act containing financial statements (or that the Company requires in order to restate its financial statements included in a report filed under the Exchange Act) or
(ii) delays the filing or effectiveness of the Registration Statement in order to amend the disclosure included in the
Registration Statement, as a result of the Company or any affiliate entering into a transaction (such as a merger or acquisition or disposition of a business) which transaction is required to be disclosed in the Registration Statement or which transaction necessitates the restatement or other modification of the financial statements contained therein (together "Delaying Events"). The Company will as expeditiously as possible prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for a period of not less than: (i) in the case of a non-underwritten offering of Registrable Securities, until there shall no longer be any Registrable Securities or (ii) with respect to an underwritten offering of Registrable Securities, ninety (90) days after the commencement of the distribution of Registrable Securities covered by the Registration Statement (but not before the expiration of the period referred to in Section
4(3)   of  the  Securities  Act  and  Rule  174  thereunder,   if
applicable), and the Company will comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Purchaser as set forth in the Registration Statement.

     (b) The number of Registrable Securities covered by the initial Registration Statement shall equal 3,523,000 shares of Common Stock of the Company, regardless of whether the Second Closing shall have occurred and regardless of the principal amount of Notes (and Warrants) issued pursuant to the Second Closing, if any; provided that if less than the entire amount of Warrants contemplated to be issued pursuant to the Securities Purchase Agreement are issued, such amount of shares being registered may be reduced to reflect the Warrants not issued. Of such total number of shares of Common Stock covered by such Registration Statement, 200,000 shares shall relate to shares of Common Stock issuable upon exercise of the Warrants and the balance shall relate to shares of Common Stock issuable upon conversion of the Notes. In the event that in the future Registrable Securities shall consist of securities of the Company other than or in additional to the shares of Common Stock referenced in the preceding sentence, the Company shall as expeditiously as possible (and in no event more than twenty (20) days from the date of the event that results in such change) file a post-effective amendment to the Registration Statement (or, if necessary file or cause to be filed a new or additional Registration Statement) to reflect the registration of the offer and resale of such additional or other securities and use its commercially reasonable efforts to cause such post-effective amendment or new or additional Registration Statement to become effective within ninety (90) days (or in the event such
Registration Statement is not subject to review by the Commission, five (5) business days after the date that the Company is first advised by the Commission, whether orally or in writing, that such Registration Statement will not be subject to review by the Commission) from the date of the event that results in such change. In the event the filing of a new or additional Registration Statement is required, references herein to the Registration Statement shall also refer to such new or additional registration statement (except that for purposes of Section 2.1(a) above, the Filing Deadline shall refer to the end of the twenty (20) day period referenced above and the Effectiveness Deadline shall refer to the end of the ninety (90) day or shorter period referenced above).

     In the event the Company in its discretion elects, and if required pursuant to the rules of the principal exchange or market in which the Common Stock is then trading, receives approval from its stockholders, to issue Conversion Shares in excess of the Maximum Share Issuance (as defined in the Note) it shall promptly file (and in no event more than fifteen (15) days from the date of receipt of such stockholder approval or determination to issue Conversion Shares in excess of the Maximum Share Issuance) an additional Registration Statement to reflect the registration of the offer and sale of such additional Conversion Shares and use its commercially reasonable efforts to cause such new Registration Statement to become effective within sixty (60) days (or in the event such Registration Statement is not subject to review by the Commission, five (5) business days after the date that the Company is first advised by the Commission, whether orally or in writing, that such Registration Statement will not be subject to review by the Commission) from the date of receipt of such stockholder approval or determination to issue Conversion Shares in excess of the Maximum Share Issuance. In the event of such a filing of an additional Registration Statement, references herein to the Registration Statement shall also refer to such additional Registration Statement (except that for the purpose of Section 2.1(a) above, the Filing Deadline shall refer to the date of expiration of the fifteen (15) day period referenced above and the Effectiveness Deadline shall refer to the date of expiration of the sixty (60) day or shorter period referenced above). Such additional Registration Statement shall cover a number of shares of Common Stock equal to at least (i) 200% of the number of shares of Common Stock issuable upon conversion of the Notes outstanding as of the date of the filing of such Registration Statement (based on the Conversion Price (as defined in the Note) of the Notes at the time of filing such Registration Statement) plus (ii) the number of shares of Common Stock issuable upon the exercise of the Warrants outstanding as of the date of the filing of such Registration Statement (in the case of the Warrants, net of shares of Common Stock available for issuance upon exercise of the Warrants pursuant to the Registration Statement referenced in the preceding paragraph) and, in the event such Registration Statement (and, the Registration Statement referenced in the preceding paragraph to the extent such Registration Statement continues to be available for issuances of shares of Common Stock upon conversion of the Notes and exercise of the Warrants), shall at any time no longer cover at least 125% of the number of shares of Common Stock issuable upon conversion of the Notes then outstanding (based upon the Conversion Price of the Notes as then in effect or otherwise) and the number of shares of Common Stock issuable upon the exercise of the Warrants then outstanding, the Company shall file a further additional Registration Statement subject to the same conditions as are set forth above in this paragraph. If a pre-effective amendment to a Registration Statement contemplated by this paragraph is filed, the number of shares of Common Stock to be covered by such Registration Statement shall be increased (but not decreased) to reflect a decrease, if any, to the Conversion Price of the Notes as of the date of filing of any such pre-effective amendment.

     (c) The Company will, prior to filing the Registration Statement or prospectus or any amendment or supplement thereto, furnish to the Purchaser, counsel to the Purchaser, and each Underwriter, if any, of the Registrable Securities covered by such Registration Statement copies of such Registration Statement and prospectus or any amendment or supplement thereto as proposed to be filed, together with exhibits thereto, which documents will be subject to review and approval by the foregoing persons (such approval not to be unreasonably withheld or delayed), and thereafter furnish to the Purchaser, its counsel and each Underwriter, if any, for their review and comment such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents or information as the Purchaser, its counsel or each Underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities.
     (d) The Company will use its reasonable efforts to (i) register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as the Purchaser may reasonably (in light of its intended plan of distribution) request and (ii) if applicable, cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Purchaser to consummate the disposition of the Registrable Securities; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for the fulfillment of its obligation under this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent or subject itself to general service of process in any such jurisdiction.

     (e) The Company will promptly notify the Purchaser upon the occurrence of any of the following events in respect of the Registration Statement or related prospectus in respect of an offering of Registrable Securities: (i) receipt of any request for additional information by the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus;
(ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that (or the Company otherwise becomes aware of any statement included in the Registration Statement, related prospectus or documents that is untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that), in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate (in which event the Company will promptly make available to the Purchaser any such supplement or amendment to the Registration Statement and, as applicable, the related prospectus).

     (f) The Company will enter into customary agreements (including, if applicable, an underwriting agreement in customary form and that is reasonably satisfactory to the Company) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities (the Purchaser may, at its option, require that any or all of the representations, warranties and covenants of the Company to or for the benefit of any applicable Underwriter also be made to and for the benefit of the Purchaser).

     (g) The Company will make available to the Purchaser (and will deliver to the Purchaser=s counsel) and each Underwriter, if any, subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof, copies of all correspondence between the Commission and the Company, its counsel or auditors and will also make available, subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof, for inspection by the Purchaser, any Underwriter participating in any disposition pursuant to a Registration Statement and any attorney, accountant or other professional retained by the Purchaser or such Underwriter (collectively, the AInspectors@), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the ARecords@) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company=s officers and employees to supply all information reasonably requested by any Inspectors in connection with the Registration Statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary in the reasonable opinion of the Inspectors to avoid or correct a misstatement or omission in the Registration Statement or (ii) the disclosure or release of such Records is requested or required pursuant to oral questions, interrogatories, requests for information or documents or a subpoena or other order from a court of competent jurisdiction or other process; provided that prior to any disclosure or release pursuant to clause (ii), the Inspectors shall provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waive such Inspectors' obligation not to disclose such Records; and, provided further, that if failing the entry of a protective order or the waiver by the Company permitting the disclosure or release of such Records, the Inspectors, upon written advice of counsel, are compelled to disclose such Records, the Inspectors may disclose that portion of the Records that counsel has advised the Inspectors that the Inspectors are compelled to disclose. The Company may require, as a condition to the disclosure to any Inspector of any confidential information, that such Inspector execute and deliver to the Company a written agreement, in form and substance reasonably satisfactory to the Company, pursuant to which such
Inspector agrees to the confidential treatment of such information as contemplated above. The Purchaser agrees that information obtained by it as a result of such inspections (not including any information obtained from a third party who is not prohibited from providing such information by a contractual, legal or fiduciary obligation to the Company) shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public. The Purchaser further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

     (h) The Company will furnish to the Purchaser and to each Underwriter, if any, a signed counterpart, addressed to the Purchaser and such Underwriter, of (1) an opinion or opinions of counsel to the Company, and (2) a comfort letter or comfort letters from the Company=s independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Purchaser or the managing Underwriter therefor reasonably requests. The Company agrees that, (x) upon effectiveness of the Registration Statement and (y) if requested by the Purchaser, upon the effectiveness of each amendment thereto subsequent to effectiveness of the Registration Statement, whether by the filing of a post-effective amendment thereto or the incorporation by reference of reports subsequently filed with the Commission, it will cause to be delivered to the Purchaser (i) if applicable, a comfort letter in customary form from its independent public accountants and (ii) if applicable, an opinion of counsel to the Company, covering customary matters, including the absence of any untrue statement of a material fact or omission to state any material fact required to be stated therein or necessary to make the statements contained in the Registration Statement and in the case of the related prospectus (as so amended), in light of circumstance in which they were made, not misleading.

     (i) The Company will comply with all applicable rules and regulations of the Commission, including, without limitation, compliance with applicable reporting requirements under the Exchange Act, and will make available to its security holders, as soon as reasonably practicable, an earning statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the Registration Statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act.

     (j) The Company will appoint a transfer agent and registrar for all the Registrable Securities covered by the Registration
Statement  not later than the effective date of the  Registration
Statement.

     (k) The Company shall take all steps necessary to enable the Holders to avail themselves of the prospectus delivery mechanism set forth in Rule 153 (or successor thereto) under the Securities Act, if available.

     (l) In connection with an underwritten offering, the Company will cooperate, to the extent reasonably requested by the managing Underwriter for the offering or the Purchaser, in customary efforts to sell the securities under the offering, including, without limitation, participating in Aroad shows@ on a schedule as shall be reasonably satisfactory to, and not unduly burdensome on, the Company; provided that the Company shall not be obligated to participate in more than one such offering in any twelve (12) -month period and any such participation by the Company shall be at the expense of the managing Underwriter or the Purchaser unless the Company shall also be offering securities in such underwritten offering.

     The Company may require the Purchaser promptly to furnish in writing to the Company such information regarding the intended methods of distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration, including, without limitation, all such information as may be requested by the Commission or the NASD or any state securities commission or similar authority. If the Purchaser fails to provide such information requested in connection with such registration within ten (10) business days after receiving such written request, then the Company may cease pursuit of such registration until such information is provided.

     The Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.1(e) hereof, the Purchaser will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until the Purchaser=s receipt of the copies of the supplemented or amended prospectus contemplated by
Section 2.1(e)(iv) hereof, and, if so directed by the Company, the Purchaser will deliver to the Company all copies, other than permanent file copies then in the Purchaser=s possession, of the most recent prospectus covering the Registrable Securities at the time of receipt of such notice.

     SECTION  2.2.   Registration Expenses.   In connection  with
registration hereunder, the Company shall pay the following registration expenses incurred in connection therewith (the ARegistration Expenses@): (i) all registration and filing fees,
(ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of a single firm of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) the Company=s internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing or quotation of the Registrable Securities, (vi) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any (A) opinion letters or costs associated with delivery by counsel to the Company of an opinion letter or opinion letters or (B) comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters, in each case required by or requested pursuant to Section 2.1(h) hereof), (vii) the fees and expenses of any special experts retained by the Company in connection with such registration and (viii) reasonable fees and expenses of a single firm of counsel of the Purchaser with respect to such registration (including without limitation its review of the Registration Statement and due diligence with respect thereto and related matters through the period that registration is required hereunder) as contemplated by the Subscription Agreement. The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or the cost of any special audit required by the Purchaser, such costs to be borne by the Purchaser.

                           ARTICLE III
                     PAYMENTS BY THE COMPANY

     SECTION 3.1 Payments by the Company. In the event the Registration Statement is not filed by the Filing Deadline or declared effective by the Effectiveness Deadline (or after the

Registration  Statement  has  been  declared  effective  by   the
Commission, sales of all the Registrable Securities (including any Registrable Securities required to be registered pursuant to
Section   2.1(b)   hereof)  cannot  be  made  pursuant   to   the
Registration Statement (by reason of a stop order, the Company=s failure to update the Registration Statement, the need to file and have declared effective a post-effective amendment or any other reason outside the control of the Purchaser), then the Company will make payments to the Purchaser in such amounts and at such times as shall be determined pursuant to this Section 3.1 as partial relief for the damages to the Purchaser by reason of any such delay in or reduction of its ability to resell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), provided that, in the event of a Delaying Event requires the filing of a post-effective amendment to the Registration Statement, no payment shall be required to the extent sales of Registrable Securities cannot be made pursuant to the Registration Statement for periods aggregating no more than ninety (90) days in any 365-day period. The Company shall pay to the Purchaser an amount equal to (i) (A)
 .01 times (B) the aggregate principal amount of Notes held by the Purchaser (including, without limitation, Notes that have been converted into Registrable Securities then held by the Purchaser but excluding any Notes as to which the Registrable Securities
received  upon  conversion  thereof  have  been  resold  by   the
Purchaser) times (ii) the sum of: (A) the number of months (prorated per day for partial months) following the Filing Deadline that the Registration Statement is not filed pursuant to
Section 2.1(a) or following the  Effectiveness Deadline that  the
Registration   Statement  is  not  declared  effective   by   the
Commission, as the case may be, plus (B) the number of months (prorated per day for partial months) following the Effectiveness Deadline that sales cannot be made pursuant to the Registration Statement after the Registration Statement has been declared
effective.   Such  amounts  shall be paid  in  cash  or,  at  the
Purchaser's option, may be received (subject to the Maximum Share Issuance, the 4.9% Limitation and the 9.9% Limitation) in a number of shares of Common Stock as determined based upon the applicable Conversion Price on each date that such payment is
due.   Any  shares  of  Common Stock so issued  shall  constitute
Registrable Securities. If the Purchaser desires to receive the amounts due hereunder in shares of Common Stock, it shall so notify the Company in writing at least two (2) business days prior to the date on which such amounts are payable, and such shares of Common Stock shall be delivered on the last day upon which the cash amount would otherwise be due in accordance with the following sentence. Payments of cash pursuant hereto shall be made within three (3) business days after the end of the period that gives rise to such obligation, provided that, if any such period extends for more than thirty (30) days, payments shall be made for each such thirty (30) day period within three
(3) business days after the end of such thirty (30) day period.

                            ARTICLE IV

                INDEMNIFICATION AND CONTRIBUTION

     SECTION 4.1. Indemnification by the Company. The Company agrees to indemnify and hold harmless the Purchaser, its partners, Affiliates, officers, directors, employees and duly authorized agents, and each Person or entity, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the partners, Affiliates, officers, directors, employees and duly
authorized   agents  of  such  controlling

Person   or   entity
(collectively, the "Controlling Persons"), from and against any loss, claim, damage, liability, reasonable attorneys' fees, costs or expenses and costs and expenses of investigating and defending any such claim (collectively, "Damages"), joint or several, and any action in respect thereof to which the Purchaser, its partners, Affiliates, officers, directors, employees and duly authorized agents, and any such Controlling Person may become subject under the Securities Act or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities or any preliminary prospectus, or arises out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or preliminary prospectus, in light of the circumstances in which they were made) not misleading, except insofar as the same are based upon information furnished in writing to the Company by the Purchaser or an Underwriter expressly for use therein, and shall reimburse the Purchaser, its partners, Affiliates, officers, directors, employees and duly authorized agents, and each such Controlling Person for any reasonable legal and other expenses reasonably incurred by the Purchaser, its partners, Affiliates, officers, directors, employees and duly authorized agents, or any such Controlling Person in investigating or defending or preparing to defend against any such Damages or proceedings as such expenses are incurred; provided, however, that the Company shall not be liable to the Purchaser to the extent that any such Damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Purchaser failed to send or deliver a copy of the final prospectus with or prior to the delivery of written confirmation of the sale by the Purchaser to the Person asserting the claim from which such Damages arise, and
(ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission; provided further, however, that the Company shall not be liable in any such case to the extent that any such Damages arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in any prospectus if (x) such untrue statement or omission or alleged omission is corrected in an amendment or supplement to such prospectus and (y) having previously been furnished by or on behalf of the Company with copies of such prospectus as so amended or supplemented, the Purchaser thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of a Registrable Security to the Person asserting the claim from which such Damages arise. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person or entity who controls such Underwriters on customary terms.

     SECTION 4.2. Indemnification by the Purchaser. The Purchaser agrees to indemnify and hold harmless the Company, its partners, Affiliates, officers, directors, employees and duly authorized agents and each Person or entity, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the partners, Affiliates, officers, directors, employees and duly authorized agents of such controlling Person, to the same extent as the foregoing indemnity from the Company to the Purchaser, but only with reference to information related to the Purchaser or its plan of distribution furnished in writing by the Purchaser or on the Purchaser's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its  partners,  Affiliates,  officers,
directors, employees or duly authorized agents or any such controlling Person or its partners, Affiliates, officers, directors, employees or duly authorized agents, in respect of which indemnity may be sought against the Purchaser, the Purchaser shall have the rights and duties given to the Company, and the Company or its partners, Affiliates, officers, directors, employees or duly authorized agents, or such controlling Person, or its partners, Affiliates, officers, directors, employees or duly authorized agents, shall have the comparable rights and duties given to the Purchaser by Section 4.1. The Purchaser also agrees to indemnify and hold harmless any Underwriters of the Registrable Securities with reference to the same information as to which it agrees to indemnify the Company referenced above, their officers and directors and each Person who controls such Underwriters on customary terms. The Company shall be entitled to receive indemnities on customary terms from Underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above, with respect to information so furnished in writing by such persons specifically for inclusion in any prospectus or the Registration Statement.

     SECTION 4.3. Conduct of Indemnification Proceedings. Promptly after receipt by any person or entity in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2 (an "Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an "Indemnifying Party"), notify the Indemnifying Party in writing of the claim or the commencement of such action; in the event an Indemnified Party shall fail to give such notice as provided in this Section 4.3 and the Indemnifying Party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, the indemnification provided for in Section 4.1 or 4.2 shall be reduced to the extent of any actual prejudice resulting from such failure to so notify the Indemnifying Party; provided, that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under Section 4.1 or 4.2. If any such claim or action shall be brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless
(i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of the Company and such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of  attorneys  (together  with
appropriate local counsel) at any time for all Indemnified Parties or for fees and expenses that are not reasonable. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. Whether or not the defense of any claim or action is assumed by an Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld.

     SECTION 4.4. Contribution. If the indemnification provided for in this Article IV is unavailable to the Indemnified Parties in respect of any Damages referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company and the Purchaser, on the one hand, and the Underwriters, on the other hand, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser, on the one hand, and the Underwriters, on the other hand, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Purchaser, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations, and (ii) as between the Company, on the one hand, and the Purchaser, on the other hand, in such proportion as is appropriate to reflect the relative fault of the Company and of the Purchaser in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Purchaser, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the
Purchaser bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and the Purchaser, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Purchaser or by the Underwriters. The relative fault of the Company, on the one hand, and of the Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The  Company  and the Purchaser agree that it would  not  be just  and equitable if contribution pursuant to this Section  4.4 were  determined by pro rata allocation (even if the Underwriters were  treated  as one entity for such purpose) or  by  any  other method  of allocation that does not take account of the equitable
considerations   referred   to  in  the   immediately   preceding
paragraph.  The amount paid or payable by an Indemnified Party as a  result of the Damages referred to in the immediately preceding paragraph  shall be deemed to include, subject to the
limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or
defending   any  such  action  or  claim.   Notwithstanding   the
provisions of this Section 4.4, no Underwriter shall be  required to  contribute any amount in excess of the amount  by  which  the total  price at which the Registrable Securities underwritten  by it  and  distributed  to the public were offered  to  the  public exceeds  the  amount  of any damages that  such  Underwriter  has otherwise  been  required  to pay by reason  of  such  untrue  or alleged untrue statement or omission or alleged omission, and the
Purchaser shall in no event be required to contribute any  amount in  excess  of the amount by which the total price at  which  the
Registrable  Securities  of the Purchaser  were  offered  to  the public  (less  underwriting discounts and commissions)  less  the amount paid by the Purchaser to the Company for the Notes and the
Warrants exceeds the amount of any damages that the Purchaser has otherwise  been  required  to pay by reason  of  such  untrue  or
alleged  untrue  statement or omission or alleged  omission.   No
Person guilty of fraudulent misrepresentation (within the meaning of  Section  11(f) of the Securities Act) shall  be  entitled  to
contribution  from  any  Person  who  was  not  guilty  of   such
fraudulent misrepresentation.

                            ARTICLE V
                          MISCELLANEOUS

     SECTION 5.1. Term. The registration rights provided to the holders of Registrable Securities hereunder shall terminate on such date as there shall be no Registrable Securities; provided, however, that the provisions of Article IV hereof shall survive any termination of this Agreement.

     SECTION 5.2. Rule 144. The Company covenants that it will file all reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as registered holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable the Purchaser to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. If at any time the Company is not required to file such reports, it will, upon the reasonable request of any registered holder of Registrable Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144, within the limitations of the exemption provided thereby. Upon the request of the Purchaser, the Company will deliver to the Purchaser a written statement as to whether it has complied with such requirements.

     SECTION 5.3. Restrictions on Sale by the Company and Others. If, and to the extent, reasonably requested by the managing Underwriter or Underwriters in the case of an underwritten public offering, that includes Registrable Securities as contemplated by Section 2.1, the Company shall use reasonable commercial efforts to cause its Affiliates to agree not to effect any public sale or distribution of any securities similar to those being registered in accordance with Section 2.1 hereof, or any securities convertible into or exchangeable or exercisable for such securities, during the thirty (30) days prior to, and during the period beginning on the effective date of the Registration Statement (except as part of the Registration Statement) until all of the Registrable

Securities  offered
thereunder have been sold pursuant to such underwritten public offering, provided, however, that such period shall not exceed ninety (90) days.

     SECTION 5.4. Amendment and Modification. Any provision of this Agreement may be waived, provided that such waiver is set forth in a writing executed by the party against whom the enforcement of such waiver is sought. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the registered holders of a majority of the then outstanding Registrable Securities (for the purposes of determining whether the consent of such holders have been obtained, the registered holder of Notes or Warrants shall be deemed to hold the underlying Registrable Securities issuable upon conversion or exercise thereof (notwithstanding any limitation on conversion or exercise). Notwithstanding the foregoing, the waiver of any provision hereof with respect to a matter that relates exclusively to the rights of registered holders of Registrable Securities whose securities are being resold pursuant to a Registration Statement and does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of a majority of the Registrable Securities being so resold; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.

     SECTION 5.5. Successors and Assigns; Entire Agreement. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the benefits and right contemplated hereunder to be provided to any holder of the Notes, the Warrants or the Registrable Securities shall be limited to the registered holder thereof. The Purchaser may assign its rights under this Agreement to any subsequent holder of the Notes, the Warrants or the Registrable Securities, provided that the Company shall have the right to require any such subsequent holder of the Notes, the Warrants or the Registrable Securities to execute a counterpart of this Agreement as a condition to such holder's claim to any rights hereunder. This Agreement, together with the Subscription Agreement, the Notes and the Warrants sets forth the entire agreement and understanding between the parties as to the subject matter hereof and thereof and merges and supersedes all prior discussions, agreements and understandings (written or oral) of any and every nature between them with respect to such subject matter.

     SECTION 5.6. Separability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

     SECTION  5.7.   Notices.   All notices,  demands,  requests,
consents, approvals or other communications required or permitted to be given hereunder or that are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid, or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice: (i) if to the Company, to: Alpha Hospitality Corporation, 12 East 49th Street, New York, New York 10017, Attention: Thomas Aro, Secretary, Facsimile No.: (212) 750-5171; with copies (which shall not constitute notice) to: Parker Duryee Rosoff & Haft, 529 Fifth Avenue, New York, New York 10017,
Attention:  Herbert Kozlov, Esq., Facsimile No.:  (212) 972-9487;
and (ii) if to the Purchaser: Societe Generale, c/o SG Cowen Securities Corporation, 1221 Avenue of the Americas, New York,
New  York  10020,  Attention:  Guillaume Pollet,  Facsimile  No.:
(212) 278-5467, with copies (which shall not constitute notice) to: Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York,
New  York  10022,  Attention: J. Eric Maki, Esq.,  Facsimile  No.
(212) 755-7306. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the next business day following delivery of such notice by a reputable air courier service.

     SECTION  5.8.   GOVERNING  LAW.   THIS  AGREEMENT  SHALL  BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW  OF
THE  STATE  OF  NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES  OF
CONFLICTS OF LAWS THEREOF.

     SECTION 5.9.  Headings.  The headings in this Agreement  are for convenience of reference only and shall not constitute a part
of   this   Agreement,  nor  shall  they  affect  their  meaning,
construction or effect.

     SECTION 5.10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original instrument, and all of which together shall constitute one and the same instrument.

     SECTION 5.11. Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

     SECTION 5.12. Remedies. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief that a remedy at law would be adequate is waived.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                              ALPHA HOSPITALITY CORPORATION


                              By:  /s/

                              Name: Thomas W. Aro
                              Title: Executive Vice President

                              SOCIETE GENERALE


                              By:  /s/

                              Name:  Guillaume Pollet
                              Title: Authorized Signatory

                                                     EXHIBIT 4(d)

                  ALPHA HOSPITALITY CORPORATION

              4% CONVERTIBLE NOTE DUE JULY 31, 2003

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (AND, AS OF THE DATE OF ORIGINAL ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, ANY UNDERLYING SECURITIES) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR ANY SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (A) TO ALPHA HOSPITALITY CORPORATION (THE "COMPANY") OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THE HOLDER OF THIS CERTIFICATE AGREES THAT IT WILL GIVE TO EACH
PERSON  TO  WHOM  THIS  SECURITY  OR  ANY  SECURITY  ISSUED  UPON
CONVERSION HEREOF IS TRANSFERRED (UNLESS SUCH SECURITY IS TRANSFERRED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY PROPOSED TRANSFER PURSUANT TO CLAUSES (B), (C) OR (D) ABOVE, THE COMPANY MAY REQUIRE THAT THE TRANSFEROR FURNISH IT WITH AN OPINION OF COUNSEL CONFIRMING THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE RESPECTIVE MEANINGS ASSIGNED TO THEM IN REGULATIONS UNDER THE SECURITIES ACT.

Certificate No.                                  U.S. $__________

FOR VALUE RECEIVED, Alpha Hospitality Corporation (the "Company"), a corporation duly organized and existing under the laws of the State of Delaware, hereby promises to pay to ___________, or its registered assigns, the principal sum of $_________ (or such lesser amount as a result of partial conversions of this Note as set forth on Schedule I hereto) on July 31, 2003

(unless such date is extended as provided  on  the
reverse hereof), and to pay interest thereon in the manner set forth on the reverse hereof from July 31, 2000 at the rate of 4% per annum until the principal hereof is paid or made available for payment. Reference is hereby made to the further provisions set forth on the reverse hereof, which provisions shall for all purposes have the same effect as if set forth in this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated:                             ALPHA HOSPITALITY CORPORATION

                                  By:_______________________________
                                  Name:  Thomas W. Aro
                                  Title:    Executive Vice President

                       - REVERSE OF NOTE -

                  ALPHA HOSPITALITY CORPORATION

              4% CONVERTIBLE NOTE DUE JULY 31, 2003

1. ISSUANCE. This Note is one of a duly authorized issue of Notes of the Company designated as its 4% Convertible Notes Due
July 31, 2003 in an aggregate principal amount of up to $2,000,000.

2. INTEREST. The Company shall pay interest on the principal amount of this Note at the rate of 4% per annum, computed based on a 360-day year consisting of twelve 30-day months; provided that the applicable interest rate will increase to 15% per annum under certain circumstances as described in the second paragraph of Section 4(a) below. Interest on this Note will accrue from July 31, 2000 until the earlier conversion in full of this Note or the payment in full of the principal amount hereof has been made or duly provided for in accordance with the provisions hereof. Subject to the immediately succeeding paragraph, interest on this Note shall be payable in arrears on the earlier to occur of (i) the Date of Conversion (as defined in Section 4 below) of all or a portion of this Note into Common Stock (as defined in Section 4 below) as provided herein (if this Note shall be converted in part, then interest only with respect to the portion of this Notes so converted shall be payable at such time) and (ii) the Maturity Date. The "Maturity Date" shall mean July 31, 2003; provided, however, that such date shall be extended by two days for each day (i) in excess of 90 days from the date of original issuance of this Note that the Registration Statement (as defined in the Registration Rights Agreement entered into on the date of original issuance of the Notes between the Company and the original purchaser of the Notes (as from time to time amended, supplemented, restated or otherwise modified, the "Registration Rights Agreement")) is not declared effective and (ii) subsequent to which the Registration Statement is declared effective that the Holder is unable to sell Common Stock pursuant to the Registration Statement. At the option of the Company, interest may be payable to the holder of this Note registered on the books of the Company (the "Holder") in the form of either (i) such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts or (ii) provided, and to the extent, that the Maximum Share Issuance (as defined in Section 4(a) below) shall not have occurred in respect of this Note, the number of full shares of Common Stock that the amount of accrued interest payable would entitle such Holder to acquire based upon a price per share equal to the Conversion Price (as defined in
Section 4(a) below) determined as if the Conversion Date were the date on which such interest became payable. The Company shall notify the Holder in writing within two (2) business days of the date Notice of Conversion by the Holder is received by the Company or five (5) business days prior to the Maturity Date, as applicable, of the form in which the Company elects to pay accrued interest. In the event the Company fails to timely provide such notice, payments of interest shall be in the form of Common Stock.

      In the event that, and for so long as, the interest rate on the Note is increased to 15% per annum pursuant to Section 4 below, then notwithstanding anything set forth in this Note, interest shall be payable in cash on a monthly basis, in arrears, on the last business day of each month.

3. PRINCIPAL. On the Maturity Date, upon surrender of this Note by the Holder to the Company, the Company shall pay to the Holder the outstanding principal amount hereof in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, together with accrued interest on such outstanding principal amount as set forth in Section 2 above.

4.   CONVERSION.

      (a) Conversion Price; Amount; Maximum Share Issuance. Subject to this Section 4, the Holder of this Note has the right to convert this Note, in whole or from time to time in part, into shares of common stock, par value $.01 per share, of the Company (the "Common Stock"). The price at which the Holder may convert this Note (or any portion thereof) into shares of Common Stock (the "Conversion Price") shall be the lesser of (i) $2.40 (the "Maximum Conversion Price") and (ii) the average of the two lowest Closing Prices (as defined below) of the Common Stock during the 30 consecutive trading days immediately preceding (but excluding) the Date of Conversion (the "Variable Conversion Price"). The "Closing Price" with respect to the per share price of Common Stock on any day means, in each case as reported by Bloomberg, the last reported bid price regular way on Nasdaq Small Cap Market (or the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange in the event any such market or exchange constitutes the principal market on which the Common Stock is quoted or listed or admitted to trading) (such four markets or exchanges, the "Approved Markets") or, if not quoted or listed or admitted to trading on any such market or exchange, the closing bid price in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose. In lieu of any fractional share of Common Stock to which the Holder would otherwise be entitled upon conversion of this Note (or portion thereof), the number of shares of Common Stock issuable upon conversion of this Note shall be rounded up to the nearest whole number. In the case of a dispute as to the calculation of the Conversion Price, the Holder's calculation shall be deemed conclusive absent manifest error.

     Subject to the immediately succeeding paragraph, the maximum number of shares of Common Stock (the "Maximum Share Issuance") issuable upon conversion of all or any portion of the aggregate principal amount of the Notes (including shares of Common Stock that (x) the Company elects to issue in payment of interest as provided in Section 2 hereof and (y) the Holder elects to receive in the form of Common Stock, if any, pursuant to the Registration Rights Agreement) is 3,323,000 (subject to adjustment for stock splits, stock dividends, reclassifications or other similar events); provided, however, that such number shall decrease from time to time by the number of shares of Common Stock (subject to adjustment for stock splits, stock dividends, reclassifications or other similar events) issued by the Company subsequent to July

31, 2000 upon conversion of the Company's Series D Preferred Stock. In the event there is more than one Holder of Notes, the unused portion of the Maximum Share Issuance shall be allocated on a pro rata basis among the holders of the Notes based upon the aggregate outstanding principal amount of Notes. As of the date on which the a holder's allocation of the Maximum Share Issuance has been issued in respect of such holder's entire outstanding principal amount of Notes (and, accordingly, such holder is unable to convert its remaining Notes into shares of Common Stock), the interest rate payable on the outstanding principal amount of Notes held by such holder shall increase to 15% per annum (regardless of whether the allocable Maximum Share Issuance applicable to such holder's Notes subsequently increases as a result of conversions by other holders or otherwise). In the event that the Company in its sole discretion elects to issue shares of Common Stock in excess of the Maximum Share Issuance and (i) the Company obtains shareholder approval if required by the principal exchange or market on which the Common Stock is then traded and (ii) the Company files and has declared effective a registration statement covering the resale of shares of Common Stock in excess of the Maximum Share Issuance (or the Company files an amendment to a previously filed registration statement so that such registration statement, as so amended, provides for the inclusion therein for resale shares of Common Stock in excess of the Maximum Share Issuance and such registration statement, as so amended, is declared effective), the interest rate on the Notes shall as of the effective date of such registration statement be reset to 4% per annum (or remain at 4% per annum if the Maximum Share Issuance shall not have occurred) for so long as the Holder can sell shares of Common Stock received upon conversion of the Notes without restriction pursuant to such registration statement.

      Except as otherwise provided herein, the Holder shall be entitled to convert Notes at any time. The last date on which this Note may be converted is three (3) business days prior to the Maturity Date.

     Notwithstanding any other provision of this Section 4, as of any date prior to the Maturity Date, the aggregate number of shares of Common Stock into which this Note, all other Notes and all other securities convertible into Common Stock held by the Holder of this Note and its affiliates shall be convertible, together with the shares of Common Stock then beneficially owned (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, the "Exchange Act")) by such Holder and its affiliates (excluding shares of Common Stock otherwise deemed beneficially owned as a result of the convertibility of the Notes held by the Holder or its affiliates), shall not exceed 4.9% of the total outstanding shares of Common Stock as of such date (the "4.9% Limitation"). In addition, notwithstanding any other provision of this Section 4, during any consecutive 61-day period no holder of Notes (together with its affiliates) may (x) convert its Notes into a number of shares of Common Stock exceeding 9.9% of the Company's issued and outstanding shares of Common Stock as of the first day of such 61-day period or sell shares of Common Stock (whether acquired upon conversion of the Notes or otherwise in excess of 9.9% of the Company's issued and outstanding shares of Common Stock as of the first day of such 61-day period) (the "9.9% Limitation"). Notwithstanding any other provision of this Note, the foregoing limitations on conversion may not be waived, amended or modified except to the extent that the 4.9% Limitation shall not apply as provided in Section 12 and Section 13 hereof. The Company shall have no obligation to monitor compliance with the foregoing limitations on conversion.

      (b) Mechanics of Conversion. To convert this Note (or a portion thereof) the Holder must (i) complete and sign a Notice of Conversion in the form attached hereto as Exhibit A (the "Notice of Conversion") and deliver the Notice of Conversion to the Company as herein provided and (ii) prior to the date on which delivery of Common Stock is required to be made hereunder,
(x) duly endorse and deliver this Note to the Company and (y) pay any transfer or similar tax with respect to the delivery of this Note, if required. The Holder shall surrender this Note and the Notice of Conversion to the Company (with an advance copy by facsimile of the Notice of Conversion). The date on which Notice of Conversion is given (the "Date of Conversion") shall be deemed to be the date of receipt by the Company of the facsimile of the Notice of Conversion, provided that this Note is received by the Company within five (5) business days thereafter. The Company shall not be obligated to cause the transfer agent for the Common Stock (the "Transfer Agent") to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either this Note has been received by the Company or, if this Note has been lost, stolen or destroyed, the Holder has executed and delivered to the Company an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with this Note.

       If the Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, the Company shall cause the Transfer Agent to transmit electronically the shares of Common Stock issuable to the Holder upon conversion of this Note by crediting the account of the Holder's prime broker with DTC through DTC's Deposit Withdrawal Agent Commission ("DWAC") system, within three (3) business days after delivery to the Company of this Note by the Holder. In the event the Holder otherwise elects in writing, however, the Company shall cause the Transfer Agent to issue and deliver (within such three (3) business day period) at the address of the Holder on the books of the Company, as contemplated by the
Securities Purchase Agreement pursuant to which this Note was originally issued (the "Securities Purchase Agreement") or as otherwise directed pursuant to the Notice of Conversion, a certificate or certificates for the number of shares of Common Stock to which such Holder shall be entitled as aforesaid. In the event the Company fails to complete such delivery as aforesaid, it shall be responsible for actual damages incurred by the Holder as a result thereof. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Notwithstanding that the Holder is required to deliver this Note, duly endorsed, within five (5) business days after the Date of Conversion, if this Note is not received by the Company within ten (10) business days after the Date of Conversion, the Company may at its option elect, by written notice given to the Holder within fifteen (15) days after the Date of Conversion, (A) to treat the Notice of Conversion as null and void or (B) to treat the Notice of Conversion as binding and require the Holder to deliver this Note. In the event the Company elects to treat the Notice of Conversion as binding, the principal amount of this Note with respect to which such

Notice of Conversion was  given
shall thereafter no longer be deemed outstanding and the Holder thereof shall not be entitled to any rights attendant thereto, excepting only the right to receive, upon the delivery to the Company of this Note, the shares of Common Stock issuable upon the conversion thereof as contemplated above.

     Following conversion of this Note, or a portion thereof, the principal, together with the interest payable on this Note, or portion thereof so converted, will be deemed paid in full and satisfied, and such Note or portion thereof will no longer be outstanding. In the event this Note is converted in part, the Company or its Transfer Agent will issue to the Holder a new Note in a principal amount equal to the portion of this Note not converted or shall endorse this Note to reflect such conversion.

      (c) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury, or both, solely for the purpose of effecting the conversion of this Note, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Notes and all other securities of the Company convertible or exchangeable into Common Stock.

      (d)   Adjustment to Maximum Conversion Price  and  Variable
Conversion Price.

           (i) If, prior to the conversion of the entire principal amount of this Note, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend of shares of Common Stock or other shares of capital stock, reclassification or other similar event, the Maximum Conversion Price, and, if applicable, the Variable Conversion Price (together, the "Conversion Prices") shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares or other similar event, the Conversion Prices shall be proportionately increased, in each case, such that the Holder of this Note will have the right to receive upon conversion of this Note the number of shares of Common Stock (or other shares of capital stock) of the Company that such Holder would have been entitled to receive had the Holder converted this Note immediately prior to such action. The Maximum Share Issuance and the Minimum Trigger Price (as defined in clause (iv) below) shall likewise be proportionately adjusted upon any increase in the number of outstanding shares of Common Stock on account of any stock split, stock dividend of shares of Common Stock or other shares of capital stock, reclassification or other similar event or upon any decrease in number of outstanding shares of Common Stock on account of any combination or reclassification of shares or other similar event.

           (ii) If, prior to the conversion of the entire principal amount of this Note, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event (a "Conversion Reclassification Event"), as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the Company or the same or another class or classes of stock or securities of the Company or another entity, then the Holder of this Note (to the extent not theretofore converted) shall thereafter have the right to receive upon conversion of this Note, upon the basis and the terms and conditions specified herein, such shares of stock and/or securities as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore receivable upon the conversion of this Note (irrespective of the limitations set forth in Section 4(a)) had such Conversion Reclassification Event not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note such that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of this Note) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion of this Note. The Company shall not effect any Conversion Reclassification Event unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Holder of this Note such shares of stock and/or securities as the Holder of this Note is entitled to receive upon conversion in accordance with the foregoing.

           (iii) In addition to the adjustments set forth above, if the Company distributes to all holders of its Common Stock any of its assets (including cash) or debt securities or any rights or warrants to purchase securities other than Common Stock, then the Conversion Prices shall be adjusted in such a manner as shall be agreed to by the Company and the Holders of a majority of the outstanding principal amount of the Notes as shall fairly preserve the economic rights and benefits of the Holders as contemplated by this Note. In the event that within 15 days of any such event, the Company and the Holder do not reach an agreement as to the appropriate adjustment, the Company shall retain, and pay for, a nationally recognized investment bank or accounting firm to determine the appropriate adjustment as soon as possible, but in any event not later than 45 days after the date of such event.

           No adjustment to the Conversion Prices pursuant to any of the events or circumstances set forth herein shall be made unless such adjustment shall be in an amount of at least two cents ($0.02); provided, however, that any adjustment that would otherwise be required to be made hereunder but for the fact that it is less than two cents ($0.02) shall be carried forward and made part of any subsequent adjustment that (a) when aggregated with prior adjustment(s) that have not been made because it was (or each of them was) less than two cents ($0.02), shall be in excess of two cents ($0.02) or (b) is in excess of two cents ($0.02).

           (iv) In the event that, at any time after the date of the issuance of this Note (the "Initial Issuance Date") and this Note remains outstanding, the Company shall (other than (i) upon the exercise, exchange or conversion of any securities of the Company that are exercisable or exchangeable for, or convertible into, shares of Common Stock and that are outstanding as of the Initial Issuance Date (including, without limitation, the right granted to Stanley Tollman to convert deferred compensation into shares of Common Stock), (ii) upon the exercise of stock options granted under or pursuant to any stock option plan approved by shareholders of the Company, (iii) upon the conversion of any of the Notes (or portion thereof) or any shares of preferred  stock
issued by the Company prior to the Initial Issuance Date, (iv) upon the issuance of shares of Common Stock in lieu of cash dividends on any shares of preferred stock of the Company, (v) upon the issuance of shares of Common Stock in lieu of interest on the Notes or, provided that such shares of Common Stock are issued at a price at least equal to the market value of such shares at the time of their issuance, other debt instruments of the Company, or (vi) upon the exercise of the Individual Warrants (as defined in the Securities Purchase Agreement)) (A) issue shares of Common Stock without consideration (other than in the form of a dividend) or at a price per share less than the Closing Price on the Initial Issuance Date (such Closing Price, the "Minimum Trigger Price"), (B) issue options, rights or warrants to subscribe for or purchase Common Stock that provide for (upon the exercise thereof) the issuance of shares of Common Stock without consideration or at a price per share, which when added to the price or other consideration received for such options, rights or warrants, is less than the Minimum Trigger Price or (C) issue securities convertible into Common Stock having a conversion price less than the Minimum Trigger Price, the Conversion Prices to be in effect after the date of such issuance shall be adjusted by multiplying the Conversion Prices in effect immediately prior to the date of any such issuance referenced above by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of such issuance plus the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so to be issued (or the aggregate issue price of the convertible  securities so to be issued) would  purchase  at  the
Minimum Trigger Price and of which the denominator shall be the number of shares of Common Stock outstanding on the date of such issuance plus the number of additional shares of Common Stock to be issued (or into which the convertible securities so to be issued are initially convertible). In case the price for such securities may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive. Such adjustment shall be made successively whenever the date of such issuance is fixed and, in the event that such options, rights, warrants or convertible securities (or portions thereof) expire or are otherwise discharged or redeemed without being exercised or converted, any adjustment in the Conversion Prices on account of the issuance of the same shall be reversed.

           (v) Adjustments to the Maximum Conversion Price pursuant to this Section 4, subject to the last sentence of subsection (iv) above, shall be permanent. Adjustment to the Variable Conversion Price pursuant to this Section 4 shall be made only to the extent an event requiring adjustment occurs during the period that the Variable Conversion Price is required to be calculated to determine the Conversion Price by making adjustments to the applicable Closing Prices within such period.

           (vi) If any adjustment under this Section 4(d) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares.

      (e) Adjustments or Additions to Rights Attendant to this Note. If at any time after the Initial Issuance Date, the Company shall issue notes that are convertible into Common Stock at varying prices based upon the market price of the Common Stock at the time of conversion ("New Convertible Notes"), which new notes contain terms that the Holder determines are more favorable than the terms of this Note, the Holder may elect to have all, but not less than all, of such terms replace the applicable provisions set forth herein. In the event such election is not made, the antidilution provisions of Section 4(d) shall apply. The Company shall advise the Holder of the terms of any New Convertible Notes within five (5) business days of the issuance thereof, and the Holder shall have thirty (30) business days after receipt of such notice to make such election, such election by the Holder shall be effective immediately upon notice by the Holder to the Company.

5. RANKING. The Notes constitute senior unsecured indebtedness of the Company, rank pari passu in right of payment with other unsubordinated and unsecured indebtedness of the Company and rank senior in right of payment to all subordinated indebtedness of the Company.

6. REGISTERED HOLDER. The Company may for all purposes treat the holder of this Note registered on its books and records as the Holder, notwithstanding any notice or claim of any other
Person with respect to any interest in this Note.

7. DENOMINATIONS. Notes (and any Note issued in exchange, upon transfer or upon conversion) may be issued in a minimum principal amount of $100,000 (or such lesser amount upon a conversion in part of a Note, provided such lesser amount represents such Holder's entire holding of Notes).

8.   EVENTS OF DEFAULT.

     (a)  An "Event of Default" under this Note occurs if:

           (1) the Company defaults in effecting a conversion of this Note in accordance with the provisions hereof and such default continues for a period of 10 days;

           (2) the Company defaults in the payment of the principal of or interest on this Note when due and any such default continues for a period of 10 days;

           (3) the Company fails to comply in any material respect with any of its agreements in this Note or the provisions of the Securities Purchase Agreement or the Registration Rights Agreement (other than those referred to in clauses (1) and (2) above), and such failure continues for 30 days after the notice specified below;

           (4) indebtedness of the Company or any subsidiary of the Company that, as of the date of this Agreement or at any subsequent time, constitutes a "significant subsidiary" as defined under Securities and Exchange Commission Regulation S-X and, as of the date of this

Agreement or at any subsequent time,
taken alone, has a net worth of at least $500,000 (a "Significant Subsidiary") is not paid within any applicable grace period after maturity or is accelerated by the holders thereof because of a default, the total amount of such indebtedness unpaid or accelerated exceeds $1,000,000 and such default continues for 10 days after the notice specified below;

          (5) the Company or any Significant Subsidiary pursuant to or within the meaning of any federal or state bankruptcy, insolvency or other law for the relief of debtors ("Bankruptcy
Law"):

               (A)  commences a voluntary case or proceeding;

               (B)        consents to the entry of an order
          for relief against it in an involuntary case or proceeding;

               (C) consents to the appointment of any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law (a "Custodian") of it or for any substantial part of its property; or

               (D) makes a general assignment for the benefit of its creditors; or

               (E) takes any comparable action under any foreign laws relating to insolvency;

           (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                     (A)        is for relief against the Company
          or any Significant Subsidiary in an involuntary case or proceeding;

                     (B)         appoints  a  Custodian  of  the
          Company or any Significant Subsidiary or for any substantial part of its property; or

                     (C)          orders  the  winding   up   or
          liquidation   of   the  Company  or   any   Significant
          Subsidiary;

or similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

           (7) the Common Stock is not quoted or listed or admitted to trading on an Approved Market;

          (8) a going private transaction under Rule 13e-3 under the Exchange Act; or

           (9) any final judgment or decree for the payment of money in excess of $1,000,000 (to the extent not covered by insurance) is rendered against the Company or any Significant
Subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed and, in the case of (B), such default continues for 10 days after the notice specified below.

     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

      A default under clause (3), (4), (7), (8) or (9) above is not an Event of Default until the Holder of this Note notifies the Company of such default and the Company does not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a "Notice of Default."

     The Company shall deliver to the Holder of this Note, within 30 days after the occurrence thereof, written notice of any event that with the giving of notice, the lapse of time or both would become an Event of Default under clause (3), (4), (7), (8) or (9) above, its status and what action the Company is taking or proposes to take with respect thereto.

      (b) If an Event of Default (other than an Event of Default specified in clause (5) or (6) above) occurs and is continuing, the Holder of this Note may declare the principal of and accrued interest on this Note to be immediately due and payable, and upon such declaration an amount equal to 125%, in the case of an Event of Default specified in clause (1), (2), (3) (to the extent the Event of Default relates to an agreement of the Company compliance with which is within the Company's control) or (8), or 100%, in the case of all other Events of Default, of such principal and 100% of such interest shall be immediately due and payable as if the Maturity Date had occurred. If an Event of Default specified in clause (5) or (6) above occurs, the principal of and interest on this Note shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Holder of this Note.

9. NO AMENDMENT. No provision of this Note may be amended, altered or modified without the written agreement of the Holder and the Company.

10. NO VOTING RIGHTS. This Note shall not entitle the Holder hereof to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to attend any meetings of stockholders or any other proceedings of the Company.

11. LOST OR DESTROYED NOTE. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership thereof, and indemnity, if requested, all reasonably satisfactory to the Company.

12. CHANGE OF CONTROL. A "Change of Control Transaction" shall mean, (i) the sale, conveyance or disposition of all or substantially all of the assets of the Company, (ii) a consolidation or merger of the Company with or into any other "Person" (as defined in the Exchange Act) (whether or not the Company is the surviving Person, but other than a merger or consolidation whereby the stockholders of the Company immediately preceding the merger or consolidation continue to own greater than 50% of the voting power attributable to the capital stock of the surviving Person in such merger or consolidation that is normally entitled to vote in the election of directors, managers or trustees, as applicable) or (iii) any Person or any "group" (as such term is used in Section 13(d) of the Exchange Act) becomes the beneficial owner or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act but without regard to the 60-day exercise period) in excess of 50% of the Company's voting power of the capital stock of the Company normally entitled to vote in the election of directors of the Company
(other than (A) any Person or any such group that held such voting power as of the Initial Issuance Date or (B) any group that holds such voting power subsequent to the Initial Issuance Date, provided that the Persons that constitute such group include the Person or a majority of the members of, and at least 50% of the voting power held by, a group referenced in the foregoing clause (A)).

      Upon  the notice or occurrence of, or announcement  of  the
Company's intent (or a third party's or parties' intent in the case of Change of Control Transaction of the type set forth in clause (iii) of the definition of a Change of Control Transaction) to engage in, a Change of Control Transaction, the Notes shall be convertible in full notwithstanding any limitations set forth in Section 4 hereof other than the 9.9%
Limitation; provided that the Holder's ability to convert this Note shall cease three (3) trading days prior to the consummation of a Change of Control Transaction of the type set forth in clauses (i) and (ii) of the definition thereof. In addition, upon either the notice of, or the announcement of the Company's intent to engage in, a Change of Control Transaction of the type set forth in clauses (i) and (ii) of the definition thereof, the Holder shall have the right, up to and including the third trading day prior to the date of effectiveness of such Change of Control Transaction, to (x) elect to convert this Note (subject to the 9.9% Limitation) into a number of shares equal to 125% of the amount into which this Note would otherwise be convertible or
(y) cause the Company to redeem this Note at 125% of the sum of the principal amount thereof plus 100% of accrued interest thereon (or any combination of clauses (x) and (y)), which conversion or redemption, in the case of such Change of Control Transaction, shall be conditioned upon and shall be effective immediately prior to consummation of such Change of Control Transaction. If the Holder does not make such an election, the outstanding principal amount of this Note shall be deemed automatically converted into shares of Common Stock immediately prior to the consummation of such Change of Control Transaction, and the Holder shall receive the same consideration that a holder of Common Stock is entitled to receive in connection with such Change of Control Transaction as if it held shares of Common Stock as of such date.

     The Company shall promptly mail written notice to the Holder of either the occurrence of, or the announcement of the Company's intent to engage in, a Change of Control Transaction (with a copy sent by facsimile), but in any event such notice (other than, if applicable, in the case of a Change of Control Transaction of the type set forth in clause (iii) of the definition of a Change of Control Transaction) shall not be given less than twenty (20) days prior to the effective date of such Change of Control Transaction.

13. REDEMPTION AT THE OPTION OF THE COMPANY. The Company shall have right at any time, subject to the following sentence, upon not less than thirty (30) days nor more than forty-five (45) days prior written notice to the Holders of the Notes, to redeem all (but not less than all) of the Notes then outstanding, provided that, unless the Maximum Share Issuance shall have occurred, the Holders shall have been entitled to sell the Conversion Shares (as defined in the Registration Rights Agreement) pursuant to the Registration Statement (as defined in the Registration Rights Agreement) for a period of at least sixty (60) consecutive trading days prior to delivery of such notice of redemption and through the entire thirty (30) day period immediately following the date the notice of redemption is given and the Holders shall (notwithstanding the 4.9% Limitation but subject to the 9.9% Limitation) be entitled to convert the Notes throughout the entire period subsequent to the giving of notice up to one (1) business day preceding the date of redemption. In order for the Company to redeem the Notes: (i) no Event of Default or event which upon the giving of notice, passage of time or both would constitute an Event of Default shall have occurred and be continuing as of each of the date of notice of redemption and the date of redemption, (ii) neither such notice of redemption nor the redemption shall constitute an Event of Default or an event which upon the giving of notice, passage of time or both would constitute an Event of Default and (iii) as of each of the date of notice of redemption and the date of redemption, the Company shall be Solvent (as defined in the Securities Purchase Agreement) and neither of such notice of redemption nor such redemption shall result in the Company no longer being Solvent. Any notice of redemption given by the Company shall be irrevocable, subject, however, to the conditions set forth in the immediately preceding sentence. The redemption price payable by the Company shall be an amount in cash equal to 120% of the outstanding principal amount of the Notes being redeemed, plus accrued interest on the Notes through the date of redemption, which shall be set forth in the notice of redemption. Notwithstanding anything contained herein to the contrary, the Company shall not be obligated to make payment with respect to any portion of any Note with respect to which a notice of redemption has been given until the later to occur of (1) two (2) business days after such Note has been delivered and surrendered for redemption to the Company or (2) the date set forth in the notice of redemption as the date of redemption.

     To the extent that this Note has been called for redemption, from and after the date set for redemption thereof (and assuming the Company shall have available and be prepared to pay the redemption price therefor) the Holder of this Note shall have no rights to convert, or otherwise exercise any rights with respect to, this Note, excepting only the right to receive payment for this Note upon its surrender for redemption.

14. GOVERNING LAW. This Note shall be governed by, enforced under and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

15.   BUSINESS  DAY  DEFINITION.  For purposes hereof,  the  term
"business day" shall mean any day on which banks are generally open for business in the City of New York.

16. NOTICE. Any notice or other communication required or permitted to be given hereunder shall be given as provided herein or delivered against receipt if to (i) the Company at 12 East 49th Street, New York, New York 10017, Facsimile No.: (212) 750-5171, Attention: Thomas W. Aro (or to such other address of which notice has been given as herein provided), with copies (which shall not constitute notice) to: Parker Duryee Rosoff & Haft, 529 Fifth Avenue, New York, New York 10017, Facsimile No.: (212) 972-9487, Attention: Herbert F. Kozlov, Esq., and (ii) the Holder of this Note, to such Holder at its last address as shown on the Note register (or to such other address as any such party shall have furnished to the Company in writing). Any notice or other communication mailed or otherwise delivered shall be deemed given at the time of receipt thereof.

17.  WAIVER.

      (a) The Company hereby waives, except as provided herein, presentment for payment, notice of dishonor, protest and notice of protest and, in the event of default hereunder, the Company agrees to pay all costs of collection, including reasonable attorneys' fees.

      (b) Any waiver by the Company or the Holder hereof of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder hereof to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

18. UNENFORCEABLE PROVISIONS. If any provision of this Note is invalid, illegal or unenforceable, the remaining provisions of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

                                                       SCHEDULE I


           REDUCTION OF PRINCIPAL AMOUNT ON CONVERSION

     The following reductions of the principal amount of this Note upon partial conversions thereof have been made:


                    Principal                         Notation Made
                    Amount of  Aggregate Principal    by or on Behalf
Date of Conversion  Reduction   Amount resulting       of Company

                                                        EXHIBIT A
                      NOTICE OF CONVERSION

 (To be executed by the Holders in order to convert the Note or portion thereof)

The undersigned hereby irrevocably elects to convert [the entire principal amount] [$_________ principal amount] of Note No. ______ into shares of Common Stock, $.01 par value (the "Common Stock"), of Alpha Hospitality Corporation (the "Company") as of the Date of Conversion (which shall be the first date of receipt by the Company of this Notice of Conversion, whether by facsimile or otherwise). If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates as are reasonably requested by the Company or its Transfer Agent. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Note shall be made pursuant to registration under the Securities Act or in compliance with an exemption from registration under the Securities Act. The undersigned also represents and warrants that the number of shares of Common Stock to be received upon conversion, together with the shares of Common Stock beneficially owned by the undersigned (and its affiliates) on the Date of Conversion (excluding shares of Common Stock otherwise deemed beneficially owned as a result of the convertibility of such Notes (and warrants to purchase Common Stock) held by the undersigned and its affiliates), if applicable, do not exceed 4.9% of the outstanding shares of Common Stock of the Company (as set forth in the Company's most recent filing with the Securities and Exchange Commission unless the Company shall notify the Holder that a greater or lesser number of shares is outstanding).

If the stock certificate is to be made out in another person's name, fill in the form below:

     ______________________________________________________

     ______________________________________________________

     ______________________________________________________
     (Print or type other person's name, address and zip code)
     ______________________________________________________
     (Insert assignee's U.S. social security or tax identification number, if any)


Conversion calculations:
                                       _______________________________
                                              Date of Conversion

                                       ______________________________
                                         Applicable Conversion Price

Total number of shares                 $_____________________________
(assuming interest payable                     Accrued Interest
 in shares of Common Stock)
                                              [Name of Holder]

                                        By:___________________________
                                        Name:
                                        Title:

                         ASSIGNMENT FORM


To assign this Note, fill in the form below:

I or we assign and transfer this Note to


     _______________________________________

     ________________________________________

     ________________________________________

     ________________________________________
    (Print or type assignee's name, address and zip code)

          ________________________________________
          (Insert assignee's social security or tax identification number, if any)


and irrevocably appoint _____________________ as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date: _____________              ___________________________________
                                  (Sign exactly as your name
                                   appears on the face of this Note)

                                                     EXHIBIT 4(e)


THE SECURITIES REPRESENTED BY THIS CERTIFICATE (AND, AS OF THE DATE OF ORIGINAL ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, ANY UNDERLYING SECURITIES) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR ANY SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (A) TO ALPHA HOSPITALITY CORPORATION (THE "COMPANY") OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THE HOLDER OF THIS CERTIFICATE AGREES THAT IT WILL GIVE TO EACH
PERSON  TO  WHOM  THIS  SECURITY  OR  ANY  SECURITY  ISSUED  UPON
CONVERSION HEREOF IS TRANSFERRED (UNLESS SUCH SECURITY IS TRANSFERRED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY PROPOSED TRANSFER PURSUANT TO CLAUSES (B), (C) OR (D) ABOVE, THE COMPANY MAY REQUIRE THAT THE TRANSFEROR FURNISH IT WITH AN OPINION OF COUNSEL CONFIRMING THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE RESPECTIVE MEANINGS ASSIGNED TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

                             WARRANT

              to Purchase Shares of Common Stock of

                  ALPHA HOSPITALITY CORPORATION


Certificate No.


          THIS IS TO CERTIFY THAT          ,  or  its  registered
assigns, is entitled to purchase in whole or in part from time to time from ALPHA HOSPITALITY CORPORATION, a Delaware corporation (the "Company"), at any time up to 5:00 p.m., New York time, on
July 31, 2003 (the "Expiration Date"),           shares of Common

Stock, par value $.01, of the Company (the "Common Stock") at a purchase price of $2.40 per share of Common Stock (the "Exercise Price"), subject to the terms and conditions herein. Each exercise made hereunder must be for a minimum of the lesser of
(x) one thousand (1,000) shares of Common Stock and (y) the entire remaining number of shares of Common Stock covered by this Warrant. All capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Securities Purchase Agreement, dated as of July 31, 2000, entered into between the Company and the original purchaser of the Company's 4% Convertible Notes due July 31, 2003.

          SECTION 1. Exercise of Warrant. At any time until 5:00 p.m., New York time, on the Expiration Date, the registered holder of this Warrant (the "Holder") may exercise this Warrant, on one or more occasions, in whole or in part, by delivering to the Company, (a) a written notice of the Holder's election to exercise this Warrant in substantially the form of Annex A hereto, which notice (the "Exercise Notice") shall specify the number of shares of Common Stock to be purchased and may be delivered by facsimile transmission, (b) a certified or bank check or checks payable to the Company, or by wire transfer of immediately available funds, in an aggregate amount equal to the aggregate Exercise Price for the number of shares of Common Stock as to which this Warrant is being exercised (unless the Holder elects to effect a Cashless Exercise (as hereinafter defined) pursuant to this Section 1) and (c) this Warrant. Subject to applicable law, in the event the Holder may resell shares of Common Stock acquired upon exercise of this Warrant without restriction pursuant to an effective registration statement or otherwise, the Company shall cause the transfer agent with respect to its Common Stock, which transfer agent is participating in the Depositary Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, to electronically transmit the shares of Common Stock issuable to the Holder upon exercise of this Warrant by crediting the account of the Holder's prime broker with DTC through DTC's Deposit Withdrawal Agent Commission ("DWAC") system, within three (3) business days after exercise of this Warrant by the Holder. In the event the Holder otherwise elects in writing, however, or such shares of Common Stock can not be resold without restriction, the Company shall, as promptly as practicable and in any event within three (3) business days thereafter, cause the transfer agent to deliver to the Holder a stock certificate or certificates representing the aggregate number of shares of Common Stock issuable to the Holder as a result of such exercise. The stock certificate or certificates representing shares of Common Stock so delivered shall be in such denominations as may be specified in the Exercise Notice and shall be registered in the name of the Holder or, subject to compliance with Section 7.03 below, such other name or names as shall be designated in such Exercise Notice.

          Shares of Common Stock shall be deemed to have been issued and the Holder or, subject to compliance with Section 7.03 below, any other Person so designated to be named therein shall be deemed to have become a Holder of record of such shares, including, to the extent permitted by law, the right to vote such shares or to consent or to receive notice as a stockholder, as of the date on which the last to occur of the date of receipt of the Exercise Notice, the date of the payment of the Exercise Price to the Company (unless the Holder elects to effect a Cashless Exercise) and the date this Warrant is received by the Company as aforesaid. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of shares of Common Stock, execute and deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the shares of Common Stock represented by the unexercised portion of this Warrant, which new Warrant shall in all other respects be identical to this Warrant, or, if the

Company elects,  it  shall
make appropriate notation on this Warrant and the same returned to the Holder.

          Upon exercise of this Warrant, in whole or in part, the Holder may elect to receive a reduced number of shares of Common Stock in lieu of tendering the Exercise Price in cash ("Cashless Exercise"). In such case, the number of shares of Common Stock to be issued to the Holder shall be computed using the following formula:

                    X = Y(A-B)
                         A

where:         X = the number of shares of Common Stock to be
          issued to the Holder;
          Y = the number of shares of Common Stock for which an election to exercise under this Warrant has been made; A = The Market Price (as hereinafter defined) of one share of Common Stock on the trading day immediately prior to the date that the Exercise Notice is duly surrendered to the Company for full or partial exercise; and
          B = the Exercise Price.

          The "Market Price" per share of Common Stock or any other security at any date means (i) the average closing bid price for such security for the five consecutive trading days immediately prior to the date of determination on the New York Stock Exchange or such other U.S. national securities exchange, as reported by the Nasdaq Stock Market, Inc. or, if not so reported by The Nasdaq Stock Market, Inc., the average of the high bid and low asked quotations for one share of such security as reported by the National Quotations Bureau Incorporated or similar organization for such five consecutive trading days, (ii) if the closing price for such security cannot be calculated in the manner specified in clause (i) at the relevant time, the fair market value of one share of such security as of the date of determination as determined in an opinion letter delivered to the Company (and made available to the Holders of the Warrants) by an independent appraisal firm appointed by the Company (and reasonably acceptable to the Holders of this Warrant).

          All shares of Common Stock issuable upon the exercise of this Warrant shall, upon payment therefor in accordance herewith, be duly and validly issued, fully paid and nonassessable and free and clear of any liens (unless created by or through the Holder of this Warrant). The Company shall not be required to issue a fractional share of Common Stock upon exercise of this Warrant. As to any fraction of a share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the applicable Market Price determined in accordance with the foregoing.

          SECTION 2. Transfer, Division and Combination. Subject to Section 7.03 hereof, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company, upon surrender of this Warrant to the Company, together with a written assignment of this Warrant, substantially in the form of Annex B hereto, duly executed by the Holder or its agent or attorney. Upon such surrender, the Company shall, subject to Section 7.03 hereof, (a) execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, (b) issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned and (c) promptly cancel this Warrant.

          SECTION 3.  Antidilution Provisions.

          3.01 Changes in Common Stock. In the event that at any time and from time to time the Company shall, (i) pay a dividend or make a distribution on its Common Stock in shares of Common Stock or other shares of capital stock of the Company,
(ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock, then the number of shares of Common Stock issuable upon exercise of this Warrant immediately after the happening of such event shall be adjusted so that, after giving effect to such adjustment, the Holder of this Warrant shall be entitled to receive the number of shares of Common Stock upon exercise of this Warrant that the Holder would have been entitled to receive had this Warrant been exercised immediately prior to the happening of such event (or, in the case of a dividend or distribution of shares of Common Stock, immediately prior to the record date therefor). An adjustment made pursuant to this
Section 3.01 shall become effective immediately after the distribution date, retroactive to the record date therefor in the case of a dividend or distribution in shares of Common Stock, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

          3.02 Cash Dividends and Other Distributions. In the event that at any time and from time to time the Company shall distribute to holders of Common Stock (i) any dividend or other distribution (including any dividend or distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) of cash, evidences of its indebtedness, shares of its capital stock or any other properties or securities or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than (A) any dividend or distribution described in Section 3.01, (B) any rights, options, warrants or securities described in Section 3.03 or Section 3.04 and (C) any cash dividends or other cash distributions from current or retained earnings provided that such dividends do not exceed $1.0 million in any fiscal year, then the number of shares of Common Stock that may be acquired upon exercise of this Warrant immediately prior to such record date for any such dividend or distribution shall be increased to a number determined by multiplying the number of shares of Common Stock that may be acquired upon the exercise of this Warrant immediately prior to such record date for any such dividend or distribution by a fraction, the numerator of which shall be the Market Price per share of Common Stock as of such record date and the denominator of which shall be such Market Price per share of Common Stock less the sum of (x) the amount of cash, if any, distributed per share of Common Stock and (y) the then fair value (as determined in good faith by the Company's Board of Directors, whose determination shall be evidenced by a board resolution that will be sent to Holders upon request) of the portion, if any, of the distribution applicable to one share of Common Stock consisting of evidences of indebtedness, shares of stock, securities, other property, warrants, options or subscription or purchase rights; and the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately
prior   to  such  record  date  by  the  above  fraction.

Such adjustments shall be made, and shall only become effective, whenever any dividend or distribution is made; provided, however, that the Company is not required to make an adjustment pursuant to this Section 3.02 if at the time of such distribution the Company makes the same distribution to Holders of Warrants as it makes to holders of Common Stock pro rata based on the number of shares of Common Stock for which such Warrants are exercisable.
No adjustment shall be made pursuant to this Section 3.02 if such adjustment would have the effect of decreasing the number of shares of Common Stock issuable upon exercise of this Warrant or increasing the Exercise Price.

          3.03 Common Stock Issue. In the event that at any time or from time to time the Company shall (other than (i) upon the exercise, exchange or conversion of any securities of the Company that are exercisable or exchangeable for, or convertible into, shares of Common Stock and that are outstanding as of the date of the issuance of this Warrant (the "Initial Issuance Date") (including, without limitation, the right granted to Stanley Tollman to convert deferred compensation into shares of Common Stock), (ii) upon the exercise of stock options granted under or pursuant to any stock option plan approved by shareholders of the Company, (iii) upon the conversion of any of the Notes (or portion thereof) or any shares of preferred stock issued by the Company prior to the Initial Issuance Date, (iv) upon the issuance of shares of Common Stock in lieu of cash dividends on any shares of preferred stock of the Company or (v) upon the issuance of shares of Common Stock in lieu of interest on the Notes or, provided that such shares of Common Stock are issued at a price at least equal to 100% of the market value of such shares, other debt instruments of the Company) issue shares of Common Stock for a consideration per share that is less than the Minimum Trigger Price (as defined in the Notes) per share of Common Stock, the number of shares of Common Stock that may be acquired upon the exercise of this Warrant immediately after such issuance shall be determined by multiplying the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such issuance by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the date of such issuance plus (B) the number of additional shares of Common Stock to be issued and the denominator of which shall be the sum of (X) the number of shares of Common Stock outstanding on the date of such issuance plus (Y) the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so to be issued would purchase at the Minimum Trigger Price. In the event of any such adjustment, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such issuance by the aforementioned fraction. Such adjustment shall be made, and shall only become effective, whenever such shares are issued. No adjustment shall be made pursuant to this Section 3.03 if such adjustment would have the effect of decreasing the number of shares of Common Stock issuable upon exercise of this Warrant or increasing the Exercise Price. In case the consideration for any shares of Common Stock may be paid in whole or in part in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive. Such adjustment shall be made successively whenever the date of such issuance is fixed.

          3.04 Issuance of Rights or Options. In the event that at any time or from time to time the Company shall issue rights, options or warrants to acquire, or securities convertible or exchangeable into, Common Stock (other than the issuance by the Company of stock options under or pursuant to any stock option plan approved by shareholders of the Company and the issuance  of
the Individual Warrants (as defined in the Securities Purchase Agreement)) entitling the holders thereof to acquire shares of Common Stock at an exercise or conversion price per share that (when aggregated, as applicable, with the price or other consideration received for any such rights, options or warrants exercisable for Common Stock or for such securities convertible or exchangeable into Common Stock) for consideration per share that is less than the Minimum Trigger Price, the number of shares of Common Stock that may be acquired upon exercise of this Warrant immediately after such issuance shall be determined by multiplying the number of shares of Common Stock that may be acquired upon exercise of this Warrant immediately prior to such issuance by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the date of such issuance plus (B) the number of additional shares of Common Stock to be issued (or into which the convertible or exchangeable securities so to be issued are initially convertible), and the denominator of which shall be the sum of
(X) the number of shares of Common Stock outstanding on the date of such issuance plus (Y) the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so to be issued (or the aggregate issue price of the convertible or exchangeable securities so to be issued) would purchase at the Minimum Trigger Price. In the event of any such adjustment, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such issuance by the aforementioned fraction. Such adjustment shall be made, and shall only become effective, whenever such rights, options, warrants or securities are issued. No adjustment shall be made pursuant to this Section 3.04 if such adjustment would have the effect of decreasing the number of shares of Common Stock issuable upon exercise of this Warrant or increasing the Exercise Price. In case the price for such securities may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive. Such adjustment shall be made successively whenever the date of such issuance is fixed and, notwithstanding the foregoing, in the event that such options, rights, warrants or exchangeable or convertible securities (or portions thereof) expire or are otherwise discharged or redeemed without being exercised or converted, any adjustment to the number of shares issuable upon exercise of this Warrants and the Exercise Price on account of the issuance of the same shall be reversed.

          3.05 Combination; Liquidation. (a) Except as provided in Section 3.05(b), in the event of a Combination (as hereinafter defined), the Holder shall have the right to receive upon exercise of this Warrant the kind and amount of shares of capital stock or other securities or property that the Holder would have been entitled to receive upon completion of or as a result of such Combination had such Warrant been exercised immediately prior to such event or to the relevant record date for any such entitlement. Unless paragraph (b) is applicable to a Combination, the Company shall provide, as a condition to such
Combination, that the surviving or acquiring Person (the "Successor Company") in such Combination will enter into an agreement confirming the Holders' rights pursuant to this Section 3.05(a) and providing for adjustments, that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The provisions of this Section 3.05(a) shall similarly apply to successive Combinations involving any Successor Company.

          A "Combination" means an event in which the Company consolidates with or merges with or into another Person.

          (b) In the event of (i) a Combination where consideration to the holders of Common Stock in exchange for their shares is payable solely in cash or (ii) the dissolution, liquidation or winding-up of the Company, the Holder of this Warrant shall be entitled to receive, upon surrender of this Warrant, such cash distributions on an equal basis with the holders of Common Stock, as if this Warrant had been exercised immediately prior to such event, less the product of the Exercise Price times the number of shares of Common Stock with respect to which this Warrant was then exercisable.

          In  the  event  of  any Combination described  in  this
Section 3.05(b), the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding-up of the Company, the Company shall distribute as promptly as practicable under the circumstances to the Holder upon surrender of this Warrant, the funds, if any, necessary to pay the Holder the amounts to which the Holder is entitled as described above.

          3.06 Other Events. If any event occurs as to which the foregoing provisions of this Section 3 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Company's Board of Directors, fairly and adequately protect the rights of the Holders of the Warrants in accordance with the essential intent and principles of such provisions, then such Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board of Directors, to protect the rights of the Holders of the Warrants as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of shares of Common Stock issuable upon exercise of this Warrant.

          3.07 Superseding Adjustment. Upon the expiration of any rights, options, warrants or conversion or exchange privileges that resulted in adjustments pursuant to this provision 3, if any thereof shall not have been exercised, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be readjusted pursuant to the applicable section of Section 3 as if (i) the only shares of Common Stock issuable upon exercise of such rights, options, warrants, conversion or exchange privileges were the shares of Common Stock, if any, actually issued upon the exercise of such rights, options, warrants or conversion or exchange privileges and (ii) shares of Common Stock actually issued, if any, were issuable for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for this issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges whether or not exercised and the Exercise Price shall be readjusted inversely; provided, however, that no such readjustment shall have the effect of decreasing the number of shares of Common Stock issuable upon the exercise of this Warrant below the number of shares of Common Stock issuable upon the exercise of this Warrant, or increasing the Exercise Price to an amount below the Exercise Price in effect, immediately prior to any adjustment made therein on account of such issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

          3.08 Minimum Adjustment. The adjustments required by the preceding sections of this Section 3 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price or the number of shares of Common Stock issuable upon exercise of  this
Warrant that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 1% the Exercise Price or the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 3 and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this Section 3, fractional interests in Common Stock shall be taken into account to the nearest one-tenth of a share.

          3.09 Notice of Adjustment. Whenever the Exercise Price or the number of shares of Common Stock and other property, if any, issuable upon exercise of the Warrants is adjusted, as herein provided, the Company shall deliver to the Holder of this Warrant a certificate setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which (i) the Company's Board of Directors determined the then fair value of any evidences of indebtedness, other securities or property or warrants, options or other subscription or purchase rights and (ii) the Market Price of the Common Stock was determined, to the extent such determinations were required hereunder), and specifying the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant after giving effect to such adjustment.

          3.10 Notice of Certain Transactions. In the event that the Company shall propose to (a) pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other non-cash dividend or distribution to the holders of its Common Stock, (b) offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) issue to the holders of its Common Stock any (i) shares of Common Stock, (ii) rights, options or warrants entitling the holders thereof to subscribe for shares of Common Stock or (iii) securities convertible into, or exchangeable or exercisable for, shares of Common Stock (in the case of (i), (ii) and (iii), if such issuance or adjustment would result in an adjustment hereunder), (d) effect any capital reorganization, reclassification, consolidation or merger, (e) effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company or (f) make a tender offer or exchange offer with respect to the Common Stock, the Company shall within five days after any such event send the Holder a notice of such proposed action or offer unless the same is publicly announced. Such notice shall, to the extent the same has not been publicly announced, specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall, to the extent the same has not been publicly announced and if the same would have any effect on the Common Stock and on the number of shares of Common Stock, the number and kind of any other shares of stock and other property issuable upon exercise of this Warrant and the Exercise Price (after giving effect to any adjustment pursuant to Section 3 that will be required as a result of such action), specify such effect. Such notice shall be given as promptly as possible and (x) in the case of any action covered by clause (a) or (b) above, at least 10 days prior to the record date for determining holders of the Common  Stock
for purposes of such action or (y) in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier. Notwithstanding anything contained herein to the contrary, the Company shall not provide to the Holder any material non-public information in order to satisfy its obligations pursuant to this
Section 3.10.

          3.11 Adjustment to Warrant Certificate. This Warrant Certificate need not be changed because of any adjustment made pursuant to this Section 3, and any Warrant issued after such adjustment may state the same Exercise Price and the same number of shares of Common Stock issuable upon exercise of the Warrant as are stated in this Warrant. The Company, however, may at any time in its sole discretion make any change in the form of this Warrant that it may deem appropriate to give effect to such adjustments and that does not affect the substance of this Warrant, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for this Warrant or otherwise, may be in the form as so changed.

          SECTION 4. Taking of Record; Stock and Warrant Transfer Books. In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision hereof refers to the taking of a record of such holders, the Company shall in each such case take such a record as of the close of business on a business day.

          SECTION 5. Expenses, Transfer Taxes and Other Charges. The Company shall pay any and all expenses (other than transfer taxes) and other charges, including all costs associated with the preparation, issue and delivery of stock or warrant certificates, that are incurred in respect of the issuance or delivery of shares of Common Stock upon exercise of this Warrant pursuant to
Section   1  hereof  or  in  connection  with  any  division   or
combination of this Warrant pursuant to Section 2 hereof. The Company shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which this Warrant is registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

          SECTION 6. No Voting Rights. This Warrant shall not entitle the Holder to any voting or other rights as a stockholder of the Company.

          SECTION 7.  Miscellaneous.

          7.01 Office of Company. So long as any of this Warrant remains outstanding, the Company shall maintain an office in the United States of America where this Warrant may be presented for exercise, transfer, division or combination as in this Warrant provided. Such office shall be at 12 East 49th Street, New York, New York 10017, or at the office of such registrar and transfer agent as the Company may from time to time designate, unless and until the Company shall designate and maintain some other office for such purposes and give notice thereof to all Holders.

          7.02    Notices  Generally.   Any  notices  and   other
communications pursuant to the provisions hereof shall be sent in
accordance   with   Section  6.03  of  the  Securities   Purchase
Agreement.

          7.03 Restrictions on Transferability; Restriction on Exercise. (A) This Warrant and the shares of Common Stock issuable upon conversion of this Warrant shall be transferable only in a transaction that is in compliance with the provisions of the Securities Act and applicable state securities or "blue sky" laws, and the Holder and each of its successors and assigns shall be bound by the provisions of this Section 7.03. In the event this Warrant is not registered under the Securities Act and applicable state securities or "blue sky" laws, the Company may condition the sale, transfer or other disposition of this Warrant (or any interest herein) upon receipt of a legal opinion, in form and substance, and by counsel, reasonably acceptable to the Company, to the effect that such sale, transfer or other disposition is being made pursuant to an exemption from, or in a transaction not subject to, any registration requirement under the Securities Act and applicable state securities or "blue sky" laws. In the event the shares of Common Stock or other securities issuable upon the exercise of this Warrant are not registered under the Securities Act and applicable state securities or "blue sky" laws, the Company may condition the sale, transfer or other disposition of such shares or other securities (or any interest herein) upon receipt of a legal opinion, in form and substance, and by counsel, reasonably acceptable to the Company, to the effect that such sale, transfer or other disposition is being made pursuant to an exemption from, or in a transaction not subject to, any registration requirement under the Securities Act and applicable state securities or "blue sky" laws.

          (B) Notwithstanding any other provision of this Warrant, as of any date prior to the Expiration Date, the aggregate number of shares of Common Stock into which this
Warrant, together with any other shares of Common Stock then beneficially owned (as defined in the Securities Exchange Act of 1934, as amended) by the Holder and its affiliates (excluding shares of Common Stock otherwise deemed beneficially owned as a result of the convertibility of the Notes and held by the Holder or its affiliates), shall not exceed 4.9% of the total outstanding shares of Common Stock as of such date (the "4.9% Limitation"). The Company shall have no obligation to monitor compliance with the foregoing limitation.

          7.04 Governing Law. This Warrant shall be governed by, and construed in accordance with, the law of the State of New
York without giving effect to conflicts of law principles thereof.

          7.05 Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company, by any creditor of the Company or any other Person.

          IN WITNESS WHEREOF, the Company has duly executed this Warrant.

Dated:

                              ALPHA HOSPITALITY CORPORATION


                              By

                               Name:  Thomas W. Aro
                               Title:  Executive Vice President

                                                          Annex A


                      ELECTION TO PURCHASE

            (To Be Executed Upon Exercise of Warrant)


          The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to receive shares of Common Stock of Alpha Hospitality Corporation and [herewith tenders payment of the Exercise Price for such shares
in  the  amount  of  $                      ] [hereby  elects  to
effect a Cashless Exercise] in accordance with the terms of this Warrant.

          The  undersigned requests that [certificates  for  such
shares  in  denominations of                    be registered  in
the  name  of                                  whose  address  is
                                        and  that such shares  be
delivered   to                           ,   whose   address   is
                                          ].   [Such  shares   be
delivered to [the undersigned] [other person] electronically through DTC].

          The undersigned represents and warrants that the number of shares of Common Stock to be received pursuant to this Election to Purchase, together with the shares of Common Stock beneficially owned by the undersigned (and its affiliates) on the date of this Election to Purchase (excluding shares of Common Stock otherwise deemed beneficially owned as a result of the convertibility of the 4% Convertible Notes due July 31, 2003 held by the undersigned and its affiliates), if applicable, do not exceed 4.9% of the outstanding shares of Common Stock of the Company (as set forth in the Company's most recent filing with the Securities and Exchange Commission unless the Company shall notify the Holder that a greater or lesser number of shares is outstanding).

          Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Warrant to which Election to Purchase is attached.

                         [Name of Holder]

                         By:

                              Name:
                              Title:

                             NOTE: The above signature(s) must
                                   correspond
                                   with the name written upon
                                   the face of
                                   this Warrant in every
                                   particular,
                                   without alteration or
                                   enlargement or any
                                   change whatever.

Date:

                                                         Annex B



                           ASSIGNMENT

       (To be signed only upon assignment of this Warrant)

FOR  VALUE RECEIVED,                                       hereby
sells,              assigns             and             transfers
unto                                         whose   address   is
                                                      and   whose
social   security   number  or  other   identifying   number   is
                                                ,    the   within
Warrant, together with all right, title and interest represented thereby, and does hereby irrevocably constitute and appoint
                                         ,  attorney, to transfer
said Warrant on the books of the within-named Company, with full power of substitution in the premises.
                             By:

                                   Name:
                                   Title:

                             NOTE: The above signature(s) must
                                   correspond
                                   with the name written upon
                                   the face of
                                   this Warrant in every
                                   particular,
                                   without alteration or
                                   enlargement or any
                                   change whatever.

Date: